Exhibit 10.1

Execution Version

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT

Dated as of October 16, 2023

among

REVITALID PHARMACEUTICAL CORP.,
as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as the Guarantors,

ATHYRIUM OPPORTUNITIES IV ACQUISITION LP,
as the Administrative Agent and Collateral Agent

and

THE LENDERS PARTY HERETO

Article VI REPRESENTATIONS AND WARRANTIES

6.01	Existence, Qualification and Power	49
6.02	Authorization; No Contravention	49
6.03	Governmental Authorization; Other Consents	50
6.04	Binding Effect	50
6.05	Financial Statements; No Material Adverse Effect	50
6.06	Litigation	50
6.07	No Default	51
6.08	Ownership of Property; Liens	51
6.09	Environmental Compliance	51
6.10	Insurance	51
6.11	Taxes	52
6.12	ERISA Compliance	52
6.13	Subsidiaries and Capitalization	53
6.14	Margin Regulations; Investment Company Act	53
6.15	Disclosure	53
6.16	Compliance with Laws	54
6.17	Intellectual Property; Licenses, Etc.	54
6.18	[Reserved]	56
6.19	Perfection of Security Interests in the Collateral	56
6.20	Business Locations	56
6.21	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	56
6.22	Material Contracts	57
6.23	Compliance of Products	57
6.24	Labor Matters	61
6.25	EEA Financial Institution	61
6.26	Compliance with Privacy Laws	61
6.27	Approved Budget	62

Article VII AFFIRMATIVE COVENANTS

7.01	Financial Statements	62
7.02	Certificates; Other Information	62
7.03	Notices	65
7.04	Payment of Obligations	66
7.05	Preservation of Existence, Etc.	66
7.06	Maintenance of Properties	67
7.07	Maintenance of Insurance	67
7.08	Compliance with Laws	67
7.09	Books and Records	67
7.10	Inspection Rights	68
7.11	[Reserved]	68
7.12	Additional Subsidiaries	68
7.13	ERISA Compliance	68
7.14	Pledged Assets	69
7.15	Compliance with Material Contracts	69
7.16	Accounts	69
7.17	Products and Permits	69
7.18	Consent of Licensors	70
7.19	Anti-Corruption Laws	70
7.20	Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.	70

7.21	[Reserved]	71
7.22	Post-Closing Obligations	71
7.23	Lender Calls	71
7.24	Milestones	72
7.25	Certain Bankruptcy Matters	72
7.26	Cash Management	72

Article VIII NEGATIVE COVENANTS

8.01	Liens	73
8.02	Investments	74
8.03	Indebtedness	75
8.04	Fundamental Changes	75
8.05	Dispositions	75
8.06	Restricted Payments	75
8.07	Change in Nature of Business	76
8.08	Transactions with Affiliates and Insiders	76
8.09	Burdensome Agreements	76
8.10	Use of Proceeds	77
8.11	Prepayment of Other Indebtedness	78
8.12	Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity; Certain Amendments	78
8.13	Ownership of Subsidiaries, etc.	79
8.14	Sale Leasebacks	79
8.15	Sanctions; Anti-Corruption Laws	79
8.16	Minimum Liquidity	79
8.17	Compliance with the Approved Budget	79
8.18	Chapter 11 Modifications	80
8.19	Additional Bankruptcy Matters	80
8.20	Budget Covenant	81
8.21	Holding Companies	81

Article IX EVENTS OF DEFAULT AND REMEDIES

9.01	Events of Default	81
9.02	Remedies Upon Event of Default	85
9.03	Application of Funds	85

Article X THE AGENTS

10.01	Appointment and Authority	86
10.02	Rights as a Lender	86
10.03	Exculpatory Provisions	87
10.04	Reliance by Administrative Agent	88
10.05	Delegation of Duties	88
10.06	Resignation of Administrative Agent	88
10.07	Non-Reliance on Administrative Agent and Other Lenders	88
10.08	Administrative Agent May File Proofs of Claim	89
10.09	Collateral and Guaranty Matters	89

Article XI MISCELLANEOUS

11.01	Amendments, Etc.	90
11.02	Notices and Other Communications; Facsimile Copies	91
11.03	No Waiver; Cumulative Remedies; Enforcement	92
11.04	Expenses; Indemnity; and Damage Waiver	93
11.05	Payments Set Aside	94
11.06	Successors and Assigns	95
11.07	Treatment of Certain Information; Confidentiality	97
11.08	Set-off	98
11.09	Interest Rate Limitation	98
11.10	Counterparts; Integration; Effectiveness; Electronic Signatures	99
11.11	Survival of Representations and Warranties	100
11.12	Severability	100
11.13	Replacement of Lenders	100
11.14	Governing Law; Jurisdiction; Etc.	101
11.15	Waiver of Right to Trial by Jury	102
11.16	Electronic Execution of Assignments and Certain Other Documents	102
11.17	USA PATRIOT Act	102
11.18	No Advisory or Fiduciary Relationship	103
11.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	103
11.20	Conflicts	103

SCHEDULES

1.01	Products
2.01	Commitments
6.10	Insurance
6.13(a)	Subsidiaries
6.13(b)	Capitalization
6.17	Intellectual Property
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Organization and Structure
6.22	Material Contracts
7.22	Post-Closing Obligations
8.01	Liens Existing on the Effective Date
8.02	Investments Existing on the Effective Date
8.03	Indebtedness Existing on the Effective Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Borrowing Request
B	Collateral Questionnaire
C	Interim DIP Financing Order
D	Form of Joinder Agreement
E	Form of Assignment and Assumption
F	Form of Compliance Certificate

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT

This SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT (the “Agreement”) is entered into as of October 16, 2023 among REVITALID PHARMACEUTICAL CORP., a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors (as defined herein), the Lenders (as defined herein), and ATHYRIUM OPPORTUNITIES IV ACQUISITION LP, as the Administrative Agent (as defined herein) and Collateral Agent (as defined herein).

RECITALS

(1)	The Borrower and its Subsidiaries have commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Loan Parties (as defined herein) continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

(2)	The Borrower has asked the Lenders to provide it with a senior secured superpriority debtor-in-possession term loan credit agreement facility, comprised of multi-draw term loans (the “Term Facility”) in an aggregate principal amount of up to $17,500,000. All of the Borrower’s obligations under the Term Facility are to be guaranteed by the Guarantors.

(3)	The Borrower and the other Loan Parties believe that the loans and other financial accommodations provided to the Borrower under this Agreement will preserve the value of the Borrower’s and the other Loan Parties’ business and assets during the Chapter 11 Cases.

(4)	To provide for the repayment of the Term Loans (as hereinafter defined), and the payment of the other Obligations (as hereinafter defined) of the Loan Parties hereunder and under the Loan Documents (as hereinafter defined), the Loan Parties will provide and grant to the Administrative Agent, for its benefit and the benefit of the other Secured Parties, certain rights and protections pursuant to the terms hereof, security interests and liens pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code and superpriority administrative expense claims pursuant to Section 364(c)(1) of the Bankruptcy Code, in each case having the relative priorities as set forth in the DIP Financing Orders, and other rights and protections as more fully described herein and in the DIP Financing Orders.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Plan” means a Plan of Reorganization that is in form and substance satisfactory to the Required Lenders in their sole discretion, and provides, upon the consummation thereof, for either (x) the termination of all unused Commitments and the indefeasible payment in full in cash of all Obligations and all Prepetition Indebtedness, including all adequate protection obligations under the DIP Financing Orders or (y) the distribution or vesting of all equity and assets of the Borrower and its Subsidiaries in the Lenders and/or the Prepetition Secured Parties (either directly or through one or more acquisition vehicles) or any designee, in satisfaction of some or all of the Prepetition Indebtedness and/or the Obligations, at the election of the Required Lenders, and is otherwise in form and substance acceptable to the Required Lenders in their sole discretion (it being understood and agreed that the Plan of Reorganization filed on the Petition Date is an Acceptable Plan).

“Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code), “securities account” (as defined in Article 8 of the Uniform Commercial Code) or other account in which funds are held or invested to or for the credit or account of any Loan Party.

“Account Control Agreement” means any account control agreement (or equivalent agreements in foreign jurisdictions) by and among a Loan Party, the depository bank or securities intermediary, as applicable, and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) assets of another person which constitute all or substantially all of the assets of such Person, or of any division, line of business or other business unit of such Person, (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise or (c) any Product.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Athyrium Opportunities IV Acquisition LP, a Delaware limited partnership, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“ANDA” means an abbreviated new drug application filed with the FDA pursuant to section 505(j) of the FDCA, along with all supplements and amendments thereto, and any similar application for marketing authorization required by any country, jurisdiction or Governmental Authority other than the United States.

“Applicable Margin” means 9.50%.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loans represented by such Lender’s share of the Total Commitment at such time. The initial Applicable Percentage of each Lender in respect of the Term Loans is set forth opposite the name of such Lender on Schedule 2.01.

“Approved Budget” means the 7-week operating cash flow budget for the Loan Parties attached as Exhibit 2 to the Interim DIP Financing Order filed with the Bankruptcy Court on the Petition Date, as the same may be updated from time to time in accordance with Section 7.02(i); provided that such Approved Budget shall include a single line-item for weekly estate professional fee forecasts.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arbaclofen ER” means an extended release formulation of arbaclofen (i.e., the R isomer of baclofen) for the treatment of symptoms relating to multiple sclerosis that is developed, tested, manufactured, distributed, sold, licensed or otherwise commercialized by or on behalf of Super Holdings or any of its Subsidiaries.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Athyrium” means Athyrium Capital Management, LP and its successors and assigns.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of Super Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2022, and the related consolidated statements of operations, shareholders’ equity and cash flows for such Fiscal Year of Super Holdings and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532, as amended.

“Bankruptcy Court” has the meaning assigned to such term in the recitals.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrowing” means Loans of the same Class made or continued on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that when used in connection with a SOFR Loan, the term “Business Day” also excludes any day that is not a U.S. Government Securities Business Day.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Carve Out” has the meaning assigned to such term in the Interim DIP Financing Order or the Final DIP Financing Order, as applicable.

“Cash Collateral” has the meaning assigned to such term in the Interim DIP Financing Order or the Final DIP Financing Order, as applicable.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

“Chapter 11 Cases” has the meaning assigned to such term in the recitals.

“cGCP” means the then current Good Clinical Practices that establish the international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312) and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current good manufacturing practices and regulatory requirements for or concerning manufacturing practices for pharmaceutical or biological products (and components thereof) that are promulgated or endorsed for the United States by the FDA (including through 21 CFR Parts 210 and 211) and for outside the United States by comparable Governmental Authorities.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing thirty-five percent (35%) or more of the aggregate ordinary voting power in the election of the Board of Directors of Super Holdings represented by the issued and outstanding Equity Interests of Super Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)            (i) Super Holdings shall cease, directly, to own and control, legally and beneficially, all of the Equity Interests of Intermediate Holdings, (ii) Intermediate Holdings shall cease, directly, to own and control, legally and beneficially, all of the Equity Interests of Hungarian Holdings, or (iii) Hungarian Holdings shall cease, directly, to own and control, legally and beneficially, all of the Equity Interests of the Borrower; or

(c)            any “Change of Control” (or any comparable term) occurs under any agreement evidencing Indebtedness in excess of the Threshold Amount.

“Class” means, with respect to a Term Facility, (a) when used with respect to Lenders, the Lenders under such Term Facility, and (b) when used with respect to Term Loans, Borrowings or Commitments, Term Loans, Borrowings or Commitments under such Term Facility.

“CMS” means the U.S. Center for Medicare and Medicaid Services.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets of the Loan Parties or of any other Person, whether real or personal, currently owned or hereafter acquired, tangible or intangible, and all other assets on which Liens are purported to be granted pursuant to the DIP Financing Orders and a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Agent” has the meaning assigned to such term in Section 10.01(b).

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the DIP Financing Orders, the Account Control Agreements, the Collateral Questionnaire and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14 or the DIP Financing Orders.

“Collateral Questionnaire” means that certain collateral questionnaire attached hereto as Exhibit B.

“Commitment” means the commitment of each Lender to make Term Loans pursuant to Section 2.01, as set forth on Schedule 2.01. The aggregate amount of all Commitments on the Effective Date immediately prior to the funding of the Interim Order Term Loans is $17,500,000 (the “Total Commitment”).

“Commitment Termination Date” means the earlier of (x) three (3) Business Days after the Final Order Availability Date and (y) the Maturity Date.

“Communication” means this Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Company” means the Borrower and all of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit F.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, any technical, administrative or operational changes (including changes to the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Revenues” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, revenues for such period as determined and reported in accordance with GAAP; provided, that, “Consolidated Revenues” shall exclude (a) the revenues generated by any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of the income resulting from such revenues is not at the time permitted by operation of the terms of its Organization Documents or any agreement (other than this Agreement), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (b) revenues of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the revenues of any such Person for such period shall be included in Consolidated Revenues up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (a) of this proviso).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Controlled Account” means an Account subject to an Account Control Agreement, in which all or a portion of the proceeds of the Term Loans shall be deposited and held and used solely for the purposes permitted hereunder. For all purposes under this Agreement, any Account subject to an Account Control Agreement in favor of the Prepetition Agent entered into prior to the date hereof pursuant to the Prepetition Note Purchase Agreement (each, an “Existing Controlled Account”) shall constitute a Controlled Account hereunder for so long as such Account remains subject to such Account Control Agreement.

“Controlled Substances Act” means the U.S. Controlled Substances Act (or any successor thereto) and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Convertible Bond Indebtedness” means Indebtedness having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness (or any guarantee in respect of such Indebtedness) into Qualified Capital Stock of any Loan Party.

“Copyrights” means all copyrights, whether statutory or common law, along with any and all (a) applications for registration, renewals, revisions, extensions, reversions, restorations, derivative works, enhancements, modifications, updates and new releases thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

“Credit Date” means the date a Term Loan is made.

“DEA” means the United States Drug Enforcement Administration and any successor administration thereto.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtors” has the meaning assigned to such term in the DIP Financing Orders.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10(b).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender, as determined by the Administrative Agent, that (a) has failed to perform any of its funding or purchasing obligations hereunder within three (3) Business Days of the date required to be funded or purchased, as the case may be, by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding or purchasing obligations hereunder or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“DIP Financing Orders” means the Interim DIP Financing Order and the Final DIP Financing Order.

“Disclosure Statement” has the meaning set forth in Section 7.24(a).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction, any issuance by any Subsidiary of its Equity Interests and any Upneeq License) of any property by any Loan Party or any Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (including any disposition, allocation, transfer or conveyance of property to a Delaware Divided LLC pursuant to a Delaware LLC Division), but excluding the following: (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party, (c) any sale, lease, license, transfer or other disposition of property to any Loan Party, (d) the abandonment or other disposition of intellectual property that is not material and is no longer used or useful in any material respect in the business of the Borrower and its Subsidiaries, (e) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to third parties in the ordinary course of business and not interfering with the business of the Borrower and its Subsidiaries, (f) Permitted Licenses, (g) any Involuntary Disposition, (h) dispositions of cash and Cash Equivalents in the ordinary course of business, and (i) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction (it being understood and agreed that none of the exclusions in the foregoing clauses (a) through (i) shall permit any Upneeq License or, for the avoidance of doubt, any sale, transfer, license, lease or other disposition of any Intellectual Property or other rights associated therewith or any sale, transfer, license, lease or other disposition of Upneeq or any Intellectual Property or other rights associated therewith).

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the one hundred eighty-first (181st) day after the Maturity Date, (b) requires the payment of any cash dividends at any time prior to the one hundred eighty-first (181st) day after the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations, or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the one hundred eighty-first (181st) day after the Maturity Date; provided, that, any Equity Interest that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interest upon the occurrence of a change in control or an asset sale occurring prior to the one hundred eighty-first (181st) day after the Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interest provides that the issuer thereof will not redeem or repurchase such Equity Interest pursuant to such provisions prior to the date as of which all of the following shall have occurred: (a) all of the Commitments have terminated and (b) all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted).

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Borrower or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition. For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 5.01 are satisfied (or waived in accordance with Section 5.01).

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“EMA” means the European Medicines Agency or any successor entity.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution in writing, by the PBGC of proceedings to terminate a Pension Plan, (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, or (g) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Accounts” means Accounts established and maintained solely as payroll, trust, employee benefit and other zero balance accounts.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments and any cash received in connection with the settlement or other resolution (including by judgment) of any litigation, arbitration or other dispute.

“Exit Conversion” has the meaning specified in Section 2.12(a).

“Exit Facility” means a debt facility or facilities to be obtained by the Company on or after the Plan Effective Date, the priority, terms and conditions of which shall be satisfactory to the Required Lenders in their sole discretion.

“Exit Fee” has the meaning assigned to such term in Section 2.09(a).

“Exit Term Loan Facility Agreement” has the meaning specified in Section 2.12(b).

“Exit Term Loans” means the loans under the Exit Term Loan Facility Agreement.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FDA” means the United States Food and Drug Administration and any successor entity.

“FDCA” means the Federal Food, Drug and Cosmetic Act (or any successor thereto) and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fees” means the (i) the Exit Fees and (ii) such other fees as set forth in Section 2.09.

“Final DIP Financing Order” means the order of the Bankruptcy Court approving this Agreement on a final basis in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, as the same may be amended, modified or supplemented from time to time with, the consent of the Required Lenders (and with respect to amendments, modifications or supplements that adversely affect the rights or duties of the Administrative Agent in any respect, the Administrative Agent).

“Final Order Availability Amount” shall mean $17,500,000 less the Interim Order Availability Amount.

“Final Order Availability Date” shall mean the date of the first Borrowing on which the conditions precedent set forth in Sections 5.02 and 5.03 have been satisfied or waived, which date shall be on or after one Business Day following the Final Order Entry Date.

“Final Order Entry Date” shall mean the date of which the Final DIP Financing Order is entered by the Bankruptcy Court.

“Final Order Term Loan” shall have the meaning assigned to such term in Section 2.01(a).

“First and Second Day Orders” means all First Day Orders and Second Day Orders.

“First Day Orders” means all interim and final orders (other than the Interim DIP Financing Order), as applicable, entered in respect of “first day” motions and other pleadings the Loan Parties may file in the Chapter 11 Cases, including (i) trade claims, (ii) customer programs, (iii) insurance, (iv) tax claims, (v) tax attributes, (vi) utilities, (vii) wages and employee benefits, (viii) cash management, (ix) joint administration, (x) redaction of creditor personally identifiable information, and (xi) any other pleading the Loan Parties deem necessary or advisable to file the Chapter 11 Cases, which shall in each case be consistent with the Approved Budget and otherwise in form and substance acceptable to the Required Lenders in their sole discretion.

“Fiscal Quarter” means the fiscal quarters of Super Holdings and its Subsidiaries ending March 31, June 30, September 30 and December 31 of each calendar year.

“Fiscal Year” means the fiscal year of Super Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Floor” means a rate of interest equal to 3.00% per annum.

“Foreign Lender” has the meaning set forth in Section 3.01.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            all purchase money Indebtedness;

(c)            the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)            all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (except to the extent relating to trade payables and the outstanding amount of such trade payables are satisfied within thirty (30) days after the incurrence thereof);

(e)            all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations;

(f)            the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)            all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i)            all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j)            all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person;

provided that in no event shall the following constitute Funded Indebtedness: (i) any issuance of warrants, (ii) deferred revenues, liabilities associated with customer prepayments and deposits, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (iii) operating leases, (iv) customary obligations under employment agreements and deferred compensation, (v) deferred tax liabilities and (vi) accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any Regulatory Agency), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each Subsidiary identified as a “Guarantor” on the signature pages hereto (which, for the avoidance of doubt includes each Subsidiary in existence on the Effective Date) and (b) each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Secured Parties pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Holding Companies” means the collective reference to Super Holdings, Intermediate Holdings, Hungarian Holdings and Valkyrie Holdings; and “Holding Company” means any one of them.

“Hungarian Holdings” means Osmotica Kereskedelmi és Szolgáltató Korlátolt Felelõsségû Társaság, a company limited by quotas organized under the Laws of Hungary.

“IND” means (a) (i) an investigational new drug application (as defined in the FDCA) that is required to be filed with the FDA before beginning clinical testing in human subjects, or any successor application or procedure; and (ii) any similar application or functional equivalent relating to any investigational new drug application applicable to or required by any country, jurisdiction or Governmental Authority other than the United States; and (b) all supplements and amendments that may be filed with respect to the foregoing.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all Funded Indebtedness;

(b)            the Swap Termination Value of any Swap Contract;

(c)            all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)            all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

“Indemnitee” has the meaning set forth in Section 11.04(b).

“Indirect Lender” means any Person that is not a U.S. Person and either (a) directly holds equity interests in a Lender that is treated as a partnership or disregarded entity for United States federal income tax purposes or (b) directly holds equity interests in a U.S. Person that is treated as a partnership or disregarded entity for U.S. federal income tax purposes that, directly, or indirectly through entities each of which is treated as a partnership or disregarded entity for U.S. federal income tax purposes, holds equity interests in a Lender.

“Information” has the meaning set forth in Section 11.07.

“Infringement” and “Infringes” mean the misappropriation or other violation of know-how, trade secrets, confidential information, and/or other Intellectual Property.

“Intellectual Property” means all (a) Patents; (b) Trademarks and all applications, registrations and renewals thereof; (c) Copyrights and other works of authorship (registered or unregistered), and all applications, registrations and renewals thereof; (d) Product Agreements to the extent relating to intellectual property; (e) computer software, databases, websites and domain registrations, data and documentation; (f) trade secrets and confidential information, whether patentable or unpatentable and whether or not reduced to practice, know-how, inventions, manufacturing processes and techniques, research and development information, data and other information included in or supporting Regulatory Authorizations; (g) financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information; (h) other intellectual property or similar proprietary rights; (i) copies and tangible embodiments of any of the foregoing (in whatever form or medium); (j) any and all improvements to any of the foregoing; and (k) and all exclusive and nonexclusive licenses from third parties to use any of the foregoing intellectual property or rights to use any intellectual property owned or licensed by such third parties.

“Interest Payment Date” means, with respect to any Term Loan, the last day of each calendar month.

“Interest Period” means, as to any Borrowing, (a) the period commencing on (and including) the date of Borrowing resulting from the initial making of each Loan and ending on (and including) the first Interest Payment Date following such date, and (b) thereafter, the period beginning on (and including) the first day following the end of the immediately preceding Interest Period applicable to such Borrowing and ending on the earlier of (and including) (x) the first Interest Payment Date following the Interest Payment Date on which the preceding Interest Period ended and (y) the Maturity Date; provided that, for the avoidance of doubt, the initial Interest Period applicable to the Interim Order Term Loan shall have an initial Interest Period ending on the last day of the calendar month in which such Interim Order Term Loan was first made and the initial Interest Period applicable to the Final Order Term Loan shall have an initial Interest Period ending on the last day of the calendar month in which such Final Order Term Loan was first made (which shall also be the end of the then applicable Interest Period for any then outstanding Interim Order Term Loan); provided, further, that:

(a)            if any Interest Period would end on a day other than a Business Day, such Interest Period will end on the next preceding Business Day; and

(b)            no Interest Period will begin on the last Business Day of a calendar month.

“Interest Rate” has the meaning assigned to such term in Section 2.10(a).

“Interim DIP Financing Order” means the order of the Bankruptcy Court approving this Agreement on an interim basis, in the form of Exhibit C hereto or otherwise satisfactory to the Administrative Agent and the Required Lenders in their sole discretion, as the same may be amended, modified or supplemented from time to time with the consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).

“Interim Order Availability Amount” means $7,500,000 or such lesser amount approved by the Bankruptcy Court in the Interim DIP Financing Order.

“Interim Order Term Loan” has the meaning assigned to such term in Section 2.01(a).

“Interim Financial Statements” means the unaudited consolidated financial statements of Super Holdings and its Subsidiaries for the Fiscal Quarter ended June 30, 2023, including balance sheets and statements of operations, shareholders’ equity and cash flows.

“Intermediate Holdings” has the meaning assigned to such term in the definition of “Prepetition Note Purchase Agreement”.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investors” means Altchem Limited and Avista Capital Holdings, LP.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered by a Subsidiary in accordance with the provisions of Section 7.12.

“Key Permits” means all Permits relating to the Products, including all applicable Regulatory Authorizations, the loss of which could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on any Product Development and Commercialization Activities associated with any Product.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and assigns.

“Lending Office” means, as to any Lender, the office address of such Lender and, as appropriate, account of such Lender set forth on Schedule 11.02 or such other address or account as such Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means, on any date of determination, the aggregate amount of Unrestricted Cash of the Borrower and its Subsidiaries that are Loan Parties held in one or more Controlled Accounts.

“Loan Documents” means this Agreement, the Guaranty, the Collateral Documents, the DIP Financing Orders, any Note, any other amendment or other agreement or document evidencing or governing the Obligations hereunder and any other agreement, instrument or document designated by its terms as a “Loan Document”.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” mean the loans made by the Lenders to the Borrower pursuant to this Agreement in the form of Term Loans to the extent outstanding or in existence.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, excluding in any event (i) the effect of filing the Chapter 11 Cases, the events and conditions leading up to and customarily resulting from the commencement and continuation of the Chapter 11 Cases, the effects thereof and any action required to be taken under the Loan Documents or the DIP Financing Orders, and the Chapter 11 Cases themselves and (ii) any matters or transactions disclosed, contemplated or required to be taken in any First Day Order or Second Day Order, motions related thereto or in any supporting declarations thereof or in the schedules hereto or in the Collateral Questionnaire; (b) an impairment of the rights and remedies of the Administrative Agent or any Lender under the DIP Financing Orders or any Loan Document to which it is a party in any material respect or an impairment in the perfection, value or priority of the Administrative Agent’s security interests in the Collateral in any material respect, (c) an impairment of the ability of the Borrower or any Loan Party to perform its obligations under the DIP Financing Orders or any Loan Document to which it is a party in any material respect, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the DIP Financing Orders or any Loan Document to which it is a party.

“Material Contracts” means (a) each contract or other agreement to which any Loan Party or any Subsidiary is a party involving aggregate payments of more than $100,000, whether such payments are being made by or to such Loan Party or such Subsidiary, (b) each in-license and each out-license, in each case, of Intellectual Property, pertaining to Product Development and Commercialization Activities with respect to any Material Product (including, without limitation, the Santen License Agreement and the Voom License) and (c) all other contracts or agreements that are, individually or in the aggregate, material to the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries.

“Material Intellectual Property” means all items of Intellectual Property owned or licensed by any Loan Party or any Subsidiary (a) that are, individually or in the aggregate, material to the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries or (b) the loss of which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, in each case under (a) and (b) herein excluding any over-the-counter software that is commercially available to the public.

“Material Product” means (a) Upneeq, (b) all Products that are, individually or in the aggregate, material to the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries and its Subsidiaries, and (c) each other Product the loss of which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

“Material Regulatory Authorization” means any Regulatory Authorization where the failure to possess or maintain such Regulatory Authorization, or any restriction placed thereon, in either case, could reasonably be expected, either individually or in the aggregate, to result in (a) a material adverse effect on any Product Development and Commercialization Activities associated with any Product or (b) a Material Adverse Effect.

“Maturity Date” means the date that is the earliest of (i) April 6, 2024; (ii) the effective date or date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a Plan of Reorganization or similar dispositive restructuring plan that has been confirmed by an order of the Bankruptcy Court; (iii) the date the Bankruptcy Court orders the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (iv) the date the Bankruptcy Court orders the dismissal of any of the Chapter 11 Cases; (v) the date on which the Loan Parties consummate a sale of all or substantially all of the assets of the Loan Parties pursuant to Section 363 of the Bankruptcy Code or otherwise; (vi) the date that is 30 calendar days after the Petition Date if entry of the Final DIP Financing Order shall not have occurred by such date and (vii) the date of acceleration of the Term Loans or early termination of the Commitments hereunder, including as a result of the occurrence of an Event of Default.

“Maximum Rate” has the meaning set forth in Section 11.09.

“Milestones” has the meaning set forth in Section 7.24.

“Monthly Financial Statements” has the meaning assigned to such term in Section 7.01(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually or collectively, as the context requires, each of the mortgages, deeds of trust or deeds to secure debt executed by a Loan Party that purport to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the fee interest of any Loan Party in real property.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any of its Subsidiaries) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NDA” means a new drug application filed with the FDA pursuant to section 505(b) of the FDCA, along with all supplements and amendments thereto, and any similar application for marketing authorization required by any country, jurisdiction or Governmental Authority other than the United States.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Borrower or any Subsidiary thereof in respect of any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt, net of (a) reasonable and documented out-of-pocket direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or reasonably determined by the Borrower and the Administrative Agent to be payable as a result thereof, and; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition, or Extraordinary Receipt.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.

“Note” has the meaning assigned to such term in Section 2.05(e).

“Obligations” means all amounts owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document (including principal, interest, any contingent indemnification and reimbursement obligations, or other payments required under Section 10.05, and all fees required to be paid pursuant to the Loan Documents.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Receipts” means the sum of all cash receipts received by the Borrower and its Subsidiaries during the relevant period of determination (other than proceeds of the Term Loans and, except to the extent consistent with the Approved Budget, sales, leases or other dispositions outside of the ordinary course of business of the Borrower and its Subsidiaries), as set forth on, and determined in a manner consistent with, the Approved Budget. For the avoidance of doubt, “Operating Receipts” shall exclude any discounts, holdbacks or other reductions.

“Operating Disbursements” means the sum of all cash disbursements made by the Borrower and its Subsidiaries during the relevant period of determination, as set forth on, and determined in a manner consistent with, the Approved Budget.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Administrative Proceeding” means any administrative proceeding relating to a dispute involving a patent office or other relevant intellectual property registry which relates to validity, opposition, revocation, ownership or enforceability of the relevant Intellectual Property.

“Paragraph IV Certification” has the meaning specified in Section 6.17(b)(iii).

“Parent” means any direct or indirect parent of the Borrower, including, for the avoidance of doubt, Hungarian Holdings, Intermediate Holdings and Super Holdings.

“Patents” means any patent rights of any kind, including any and all: patents, patent applications or invention disclosures, as well as all divisions, continuations, continuations in-part, provisionals, continued prosecution applications, substitutions, reissues, reexaminations, inter partes review, renewals, extensions, adjustments, restorations, supplemental protection certificates and other additions in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction, together with the right to claim the priority thereto and the right to sue for past infringement of any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permits” means all Regulatory Authorizations, permits, licenses, registrations, certificates, accreditations, orders, approvals, authorizations, consents, waivers, franchises, variances and similar rights issued by or obtained from any Governmental Authority or any other Person, including, without limitation, those relating to Environmental Laws.

“Permitted Holders” means (a) the Investors and (b) any Person with which the Investors form a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors are “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the aggregate voting power represented by the issued and outstanding Equity Interests of the Borrower of which all the members of such group are “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act).

“Permitted License” means the Santen License Agreement.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Variance” means any variance permitted under Section 8.20; provided that it is understood and agreed, for the avoidance of doubt, that Permitted Variances shall be permitted solely to the extent that such variances result in increases to the amounts of disbursements in excess of the line item disbursements expressly contemplated and included in the Approved Budget and not for the purposes of permitting additional expenditures or disbursements (or categories or types of expenses or disbursements or expenses or disbursements payable to any Person) not expressly contemplated and included in the Approved Budget.

“Person” means any natural person, corporation, limited liability company, trust, unincorporated organization, joint venture, association, company, partnership, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Personal Information” means all information regarding natural Persons the collection, use, or disclosure of which is subject to applicable Privacy Laws, including without limitation information regarding patient care or payment for patient care.

“Petition Date” means the date of the filing of the Chapter 11 Cases, which date was October 12, 2023.

“PHSA” means the Public Health Service Act (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any of its Subsidiaries or any such Plan to which the Borrower or any of its Subsidiaries is required to contribute on behalf of any of its employees.

“Plan Effective Date” means the date on which all conditions to the effectiveness of an Acceptable Plan have been satisfied or waived in accordance with its terms and this Agreement, and the Acceptable Plan has been substantially consummated.

“Plan of Reorganization” means a plan of reorganization with respect to the Loan Parties and their Subsidiaries pursuant to the Chapter 11 Cases.

“Pledge Agreement” means that certain pledge agreement dated as of the Effective Date executed in favor of the Collateral Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Prepetition Agent” means the administrative agent under the Prepetition Note Purchase Agreement.

“Prepetition Credit Documents” means the Prepetition Note Purchase Agreement, notes, indenture, guarantees, security agreements, pledge agreements and other security documents executed in connection with Prepetition Indebtedness.

“Prepetition Indebtedness” means all Indebtedness, Prepetition Obligations and other obligations of the Loan Parties under the Prepetition Note Purchase Agreement.

“Prepetition Liens” means the Liens securing the Prepetition Indebtedness.

“Prepetition Obligations” means the obligations of the Loan Parties under the Prepetition Credit Documents, including “Obligations” as defined under the Prepetition Note Purchase Agreement.

“Prepetition Secured Parties” means the Secured Parties under the Prepetition Note Purchase Agreement.

“Prepetition Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of October 1, 2021 (as amended by the First Amendment to Note Purchase Agreement dated as of August 4, 2022, as amended by the Second Amendment to Note Purchase Agreement dated as of March 8, 2023, and as further amended, supplemented or otherwise modified prior to the date hereof), by and among RVL Pharmaceuticals Plc, an Irish public limited company (“Super Holdings”), RVL Holdings US LLC, a Delaware limited liability company (“Intermediate Holdings”), the Borrower, the guarantors party thereto, Athyrium Opportunities IV Acquisition LP, as the administrative agent and the purchasers party thereto.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Privacy Laws” means all Laws applicable to the privacy or security of individually identifiable information of any patient or individual, including without limitation HIPAA and the EU General Data Protection Regulation (EU) 2016/679 (GDPR).

“Product” means any current or future service or product researched, designed, developed, manufactured, licensed, marketed, advertised, sold, offered for sale, performed, distributed, tested, provided or commercialized by the Borrower or any Subsidiary, including any such product in development or which may be developed, including those products set forth on Schedule 1.01 (as supplemented from time to time in accordance with the terms of this Agreement); provided, that, if the Loan Parties shall fail to comply with their obligations under this Agreement to give notice to the Administrative Agent and supplement Schedule 1.01 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which one or more parties grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, pharmacies or any other Person related to any such entity.

“Product Authorizations” means any and all approvals, licenses, notifications, registrations or authorizations of any Governmental Authority for the testing, manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, INDs, NDAs, ANDAs and similar applications.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to develop or commercially exploit such Product.

“Public Borrower Materials” has the meaning set forth in Section 7.02.

“Public Company Costs” means costs incurred by Super Holdings and its Subsidiaries in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Borrower or any Loan Party, including the provisions of the Securities Act, the Exchange Act or respective rules and regulations promulgated thereunder, in each case as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees, indemnities and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, listing fees and all executive, legal and professional fees related to the foregoing and for any equivalence thereof.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Recipient” means the Administrative Agent, any Lender, and any other recipient of any payment by or on account of any obligation of any Loan Party under any Loan Document.

“Register” has the meaning set forth in Section 11.06(c).

“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product, including CMS, FDA, DEA, and all similar agencies in other jurisdictions.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, certifications, licenses and permits granted by, submitted to or filed with any Regulatory Agencies, including all Product Authorizations.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors, attorneys, accountants and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Financial Statements” has the meaning assigned to such term in Section 7.01(a).

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Financial Officer” means the chief executive officer, president, chief financial officer, a chief restructuring officer appointed during the pendency of the Chapter 11 Cases, if any, or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.02, 5.03 or 7.12(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower and its Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries as determined in accordance with GAAP or(b) are subject to any Lien in favor of any Person (other than bankers’ liens and bankers’ rights of setoff in the ordinary course of business) other than the Administrative Agent for the benefit of the Secured Parties.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any Subsidiary, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Loan Party or any Subsidiary, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any Subsidiary, now or hereafter outstanding and (d) any payment made in cash to the holders of Convertible Bond Indebtedness in excess of the original principal (or notional) amount thereof, interest thereon and any fees due thereunder.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notice” means any product recall, field notification, safety alert, correction, notice regarding a post-marketing requirement or commitment study or clinical trial, withdrawal, warning, “dear doctor” letter, investigator notice, “serious adverse event” report, clinical hold, marketing suspension, removal, label change request or the like.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Santen License Agreement” means that certain license agreement dated July 28, 2020 between RVL Pharmaceuticals, Inc. and Santen Pharmaceuticals Co. Ltd. relating to Upneeq, as in effect on the Effective Date.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Day Orders” means all final orders (other than the Final DIP Financing Order) entered in respect of “first day” and “second day” motions and other pleadings the Loan Parties file in the Chapter 11 Cases, including cash management, which shall in each case be consistent with the Approved Budget and otherwise in form and substance acceptable to the Required Lenders in their sole discretion.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the security agreement dated as of the Effective Date executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.

“SOFR Unavailability Event” has the meaning set forth in Section 2.11.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Super Holdings” has the meaning set forth in the definition of “Prepetition Note Purchase Agreement”.

“Standard Bodies” means any of the organizations that create, sponsor or maintain safety, quality or other standards, including ISO, ANSI, CEN and SCC and the like.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Systems” means any device or combination thereof that contains data and Personal Information, including any physical and electronic data information storage services and systems and in particular those that use, access, store or disclose Personal Information.

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Facility” has the meaning assigned to such term in the recitals.

“Term Loans” means, individually and collectively, the Interim Order Term Loan and the Final Order Term Loan.

“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a one month tenor published by the Term SOFR Administrator on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such applicable Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for a one month tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a one month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. If Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to 0.00% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party” means any Person other than the Borrower or any Subsidiary or Affiliate thereof.

“Threshold Amount” means $100,000.

“Total Commitment” has the meaning assigned to such term in the definition of “Commitment”.

“Total Credit Exposure” means, as to any Lender at any time, the Unused Commitments of such Lender plus the outstanding amount of all Term Loans of such Lender at such time.

“Trademarks” means any statutory or common law trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin or identifies the goods and services of one provider from another, and all applications and registrations therefor, together with all of the goodwill associated therewith..

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Internal Revenue Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof or of the other Loan Documents relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means, at any time, cash (which shall include, for the avoidance of doubt, cash of the Loan Parties maintained in any Account) and Cash Equivalents of the Loan Parties (without duplication), in each case, that are not Restricted at such time.

“Unused Commitment” means, at any time with respect to any Lender holding Commitments, the amount equal to (a) such Lender’s Commitment minus (b) the aggregate amount of the outstanding Term Loans of such Lender.

“Upneeq” means the oxymetazoline hydrochloride ophthalmic solution eyedrop treatment for acquired blepharoptosis manufactured, distributed, sold, licensed or otherwise commercialized by or on behalf of Super Holdings or any of its Subsidiaries.

“Upneeq Disposition” means any Disposition (or series of related Dispositions) of Upneeq and/or any Intellectual Property or other rights associated therewith.

“Upneeq License” means any outbound license of Intellectual Property related to Upneeq entered into by Super Holdings or any Subsidiary thereof, including, but not limited to, any agreement related to any co-promotion, co-marketing arrangement or similar arrangement with respect to Upneeq (other than the Santen License Agreement).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Valkyrie Holdings” means Valkyrie Group Holdings, Inc., a Delaware corporation.

“Variance Report” has the meaning assigned to such term in Section 7.02(k).

“Variance Report Date” has the meaning assigned to such term in Section 7.02(k).

“Variance Testing Period” shall mean the rolling four-week calendar period up to and through the Friday of the week most recently ended prior to the applicable Variance Report Date (provided that, the first Variance Testing Period shall include the entire period from the Petition Date through October 20, 2023, the second Variance Testing Period shall include the entire period from the Petition Date through October 27, 2023 and the third Variance Testing Period shall include the entire period from the Petition Date through November 3, 2023).

“Voom License” means that certain License Agreement dated August 31, 2011 between Voom, LLC (“Voom”), as licensor, and RVL Pharmaceuticals, Inc. (formerly named RevitaLid, Inc.) (“RVL”), as licensee, as amended by the letter agreement dated July 21, 2020, between Voom and RVL, as in effect on the Effective Date.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower. Unless otherwise specified, all references herein to a “Wholly Owned Subsidiary” or to “Wholly Owned Subsidiaries” shall refer to a Wholly Owned Subsidiary or Wholly Owned Subsidiaries of the Borrower.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other Person required by applicable Law to withhold or deduct amounts from a payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02          Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in any Loan Document to Articles, Sections, Preliminary Statements, Recitals, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Recitals, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03          Accounting Terms.

(a)            Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard).

(b)            Changes in GAAP. The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly financial statement delivered in accordance with Section 7.01. If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

(c)            Calculations. For purposes of all calculations hereunder, the principal amount of Convertible Bond Indebtedness shall be the outstanding principal (or notional) amount thereof, valued at par.

(d)            Consolidation of Variable Interest Rate Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity was a Subsidiary as defined herein.

1.04         Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.05         Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06          Additional Waivers.

(a)            To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedies against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise or (ii) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party for the applicable Obligations.

(b)            To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than payment in full of the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that payment in full has occurred. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

Article II

THE CREDITS

2.01          The Commitments.

(a)            Subject to the terms and conditions set forth herein and in the DIP Financing Orders, each Lender agrees to make to the Borrower the Term Loans denominated in Dollars in up to two (2) advances (i) on or about the Effective Date (the Term Loan made on such date, the “Interim Order Term Loan”) and (ii) on or after the Final Order Availability Date (the Term Loan made on such date, the “Final Order Term Loan”), in each case, in an aggregate principal amount not to exceed its Commitment; provided, that:

(i)            the Interim Order Term Loan shall be funded by the Lenders (x) in the amount set forth under the heading “Interim Order Term Loan Commitments – Interim Order Term Loans” on Schedule 2.01, multiplied by (y) a fraction the numerator of which is the amount approved by the Bankruptcy Court in the Interim DIP Financing Order and the denominator of which is $7,500,000; and

(ii)            the Final Order Term Loan shall be funded by the Lenders in accordance with its Commitment as set forth under the heading “Final Order Term Loan Commitments – Final Order Term Loans” on Schedule 2.01 and in an amount up to the Final Order Availability Amount.

(b)            The Commitments of the Lenders shall be reduced dollar for dollar immediately after the funding of any Term Loans thereunder and any unused Commitments shall terminate, upon the earlier of (x) the funding of the Final Order Term Loan and (y) the Commitment Termination Date. Amounts borrowed under Section 2.01(a) and repaid or prepaid may not be reborrowed.

(c)            Proceeds of the Term Loans, net of payment of any amounts required to be paid to other Persons pursuant to the drawing conditions, shall be deposited in the Controlled Accounts and used solely as permitted herein.

(d)            Subject to Section 2.11, each Borrowing will be comprised entirely of SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option will not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement, and such Lender will not be entitled to any amounts payable under Section 3.01 or 3.02 solely in respect of increased costs resulting from, and existing at the time of, such exercise.

(e)            Notwithstanding any other provision of this Agreement, the Borrower will not be entitled to request, or to elect to continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

2.02          Request for Borrowings.

(a)            To request a Borrowing of Term Loans, the Borrower shall notify Administrative Agent of such request in writing, which request must be received by Administrative Agent not later than 1:00 p.m., New York City time, two (2) Business Days before the date of the proposed Borrowing (or such shorter time as agreed to by the Administrative Agent in its sole discretion). Each such Borrowing Request shall be irrevocable and shall be in the form attached hereto as Exhibit A and signed by the Borrower. Each Borrowing Request shall specify the following information:

(i)            the aggregate amount of the requested Borrowing;

(ii)            the date of such Borrowing, which shall be a Business Day;

(iii)            the initial Interest Period to be applicable thereto which, except as set forth in the definition of Interest Period, shall be an interest period of one month’s duration (including specifying the first day and the last day of such Interest Period); and

(iv)            the location and number of a Borrower’s Account to which funds are to be disbursed, which Account shall be a Controlled Account and comply with the requirements of Section 2.06.

If no Interest Period is specified with respect to any requested Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, Administrative Agent shall advise each Lender that will make a Loan in connection with such Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.03          Funding of Borrowings.

The Administrative Agent will make Term Loans available to the Borrower by promptly crediting the amounts of such Term Loans advanced by the Lenders to a Controlled Account most recently designated by the Borrower for such purpose by written notice to the Lenders.

2.04          [Reserved].

2.05          Promise to Pay; Evidence of Debt.

(a)            The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.06.

(b)            Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent will maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.05 will be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of each Borrower to repay the Term Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Term Loans made by it be evidenced by a promissory note (a “Note”). Upon the written request of any Lender (including a request made through the Administrative Agent), the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. The Term Loans evidenced by such Note and interest thereon will at all times (including after assignment pursuant to Section 11.06) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

2.06          Repayment of Term Loans

(a)            To the extent not previously paid, all outstanding Term Loans will be due and payable on the Maturity Date; together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment and the Exit Fee required under Section 2.09(a).

(b)            On the Maturity Date, the Administrative Agent and the Lenders shall be entitled to immediate payment of such Obligations in accordance with the DIP Financing Orders in full in cash unless otherwise agreed by the Required Lenders in their sole discretion without further application to or order of the Bankruptcy Court.

2.07            Optional Prepayments.

The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty (but subject to the Exit Fee), in an aggregate principal amount that is an integral multiple of $500,000 and not less than $2,000,000. The Borrower will notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) of such election not later than 11:00 a.m., New York City time, three (3) Business Days before the anticipated date of such prepayment. Each such notice of prepayment will specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid. All prepayments under this Section 2.07 will be accompanied by (x) the Exit Fee required under Section 2.09(a) and (y) accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. Any such notice may be revocable or conditioned on a refinancing of all or any portion of the applicable Term Facility.

2.08            Mandatory Prepayments.

(a)            Dispositions and Involuntary Dispositions. Subject to the priority of Liens and application of funds set forth in the DIP Financing Order with respect to the Collateral (or any other asset of the Borrower and its Subsidiaries that is purported to be Collateral pursuant to the DIP Financing Orders) that is sold or otherwise disposed of pursuant to any Disposition or Involuntary Disposition, the Borrower shall promptly (and, in any event, within three (3) Business Days) prepay the Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of any Disposition or Involuntary Disposition received by any Loan Party or any Subsidiary. Any prepayment pursuant to this clause (a) shall be applied as set forth in clause (e) below.

(b)            Extraordinary Receipts. Subject to the priority of Liens and application of funds set forth in the DIP Financing Orders, the Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by the Borrower or any Subsidiary of the Net Cash Proceeds of any Extraordinary Receipt, prepay the Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds Any prepayment pursuant to this clause (b) shall be applied as set forth in clause (e) below.

(c)            Debt Issuance. Subject to the priority of Liens and application of funds set forth in the DIP Financing Orders, the Borrower shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, prepay the Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds. Any prepayment pursuant to this clause (c) shall be applied as set forth in clause (e) below.

(d)            [Reserved].

(e)            Application of Mandatory Prepayments. All payments under this Section 2.08 shall be applied first to all fees (other than the Exit Fee required under Section 2.09(a)), costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.08 to the payment or prepayment (as applicable) of the following amounts of the Obligations: default interest, if any, accrued interest, the Exit Fee required under Section 2.09(a) and principal. All payments hereunder will be applied on a pro rata basis to the then outstanding Term Loans of all Classes being prepaid.

(f)            Lenders’ Right to Decline. Notwithstanding anything in this Section 2.08 to the contrary, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) at least one (1) Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to this Section 2.08, in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined will be deposited in a Controlled Account and utilized in accordance with the Approved Budget.

(g)            Delivery of Certificate. The Borrower will deliver to the Administrative Agent, three (3) Business Days prior to each prepayment required under this Section 2.08, a certificate signed by a Responsible Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Term Loan (or portion thereof) to be prepaid. Prepayment of the Term Loans pursuant to this Section 2.08 will be made without premium or penalty, accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

2.09          Fees.

(a)            The Borrower agrees to pay to the Lenders an exit fee (the “Exit Fee”) equal to 2.50% of the aggregate outstanding principal amount of the Term Loans at the time of any such payment, payable at any time the Obligations are satisfied in full or in part (including, without limitation, as a result of an optional or mandatory prepayment pursuant to Section 2.07 or Section 2.08, respectively, at maturity, upon or following acceleration or for any other reason); provided that if the Obligations are satisfied pursuant to an Exit Facility that is comprised of a conversion of all of the then outstanding Obligations into obligations under such Exit Facility, such Exit Fee shall be paid-in-kind and added to the principal balance of the Obligations so converting, which Exit Fee shall be fully earned on the Effective Date and due and payable ratably to each Lender in cash (or in kind as specifically set forth above), and once paid not refundable for any reason, at the times set forth above.

(b)            All Fees will be paid on the dates due and payable, in immediately available funds (unless netted or otherwise expressly set forth in this Section 2.09), to the Administrative Agent at the Administrative Agent’s Office for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees will be refundable under any circumstances.

2.10          Interest.

(a)            The Term Loans comprising each Borrowing will bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin (the “Interest Rate”).

(b)            Following the occurrence and during the continuation of an Event of Default, the Borrower will pay interest on all Obligations hereunder (including any overdue Obligations) at a rate per annum equal to 2.00% plus the rate applicable as provided in clause (a) of this Section 2.10 (the “Default Rate”).

(c)            Accrued interest on each Term Loan will be payable in arrears (i) on each Interest Payment Date for such Term Loan and (ii) on the Maturity Date; provided that (A) interest accrued pursuant to paragraph (b) of this Section 2.10 will be payable on demand in cash and (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment.

(d)            All interest hereunder will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Term SOFR will be determined by the Administrative Agent (acting at the direction of the Required Lenders), and such determination will be conclusive absent manifest error.

(e)            In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.11            Alternate Rate of Interest.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (a) adequate and reasonable means do not exist for ascertaining Adjusted Term SOFR, including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, (b) the Term SOFR Administrator (or any successor administrator reasonably satisfactory to the Administrative Agent) has made a public statement identifying a specific date after which SOFR shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide SOFR or (c) the Administrative Agent or the Required Lenders determine that for any reason that Adjusted Term SOFR for the relevant Interest Period does not adequately and fairly reflect the cost of funds to the Lenders (each a “SOFR Unavailability Event”), then (a) the Administrative Agent will promptly so notify the Borrower and each Lender and (b) thereafter, (i) the Borrower and the Required Lenders shall negotiate in good faith to amend this Agreement to replace Adjusted Term SOFR with an alternate benchmark rate, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar denominated credit facilities for such alternative benchmarks, together with any proposed Conforming Changes and (ii) until such time as the Borrower and the Required Lenders amend this Agreement as contemplated by the foregoing clause (i), the Interest Rate for any Interest Period will be a rate per annum equal to the sum of (x) the greater of (i) the Floor and (ii) the Prime Rate plus (y) the Applicable Margin for the Interest Period during which such SOFR Unavailability Event occurs, set on the date such SOFR Unavailability Event occurs and thereafter re-set on the first Business Day of each Interest Period occurring thereafter.

2.12          Conversion to Exit Term Loans; Implementation.

(a)            Upon the consummation of the Acceptable Plan, subject to the satisfaction, or waiver by the Required Lenders, of the terms and conditions with respect to the Exit Facility set forth in (x) the Acceptable Plan (including any supplement thereto satisfactory to the Required Lenders) and (y) this Section 2.12, the Borrower may either (i) repay the Term Loans and all other Obligations (including, without limitation, interest, fees (including the Exit Fee) and all other amounts) hereunder in full in cash or (ii) convert the Term Loans hereunder into (or repay, replace or refinance the Term Loans hereunder with) Exit Term Loans (the “Exit Conversion”).

(b)            Upon the Exit Conversion:

(i)            subject to Section 2.12(a), each Lender, severally and not jointly, hereby agrees to continue, convert, refinance or repay its Term Loans hereunder outstanding on the effective date of the Acceptable Plan as Exit Term Loans under a credit agreement or other debt agreement or instrument governing the continuation, conversion, repayment or refinancing of the Term Loans (the “Exit Term Loan Facility Agreement”) and related documentation to the extent that such documentation is consistent with the terms and conditions with respect to the Exit Facility set forth in the Acceptable Plan (including any supplement thereto satisfactory to the Required Lenders) and is otherwise in form and substance satisfactory to the Required Lenders; and

(ii)            subject to Section 2.12(a), the Administrative Agent, the Lenders and the Loan Parties agree that, upon the effectiveness of the Exit Term Loan Facility Agreement:

(A)            (x) the Borrower, in its capacity as the reorganized “borrower” (or another entity satisfactory to the Required Lenders) and (y) each Subsidiary of the Borrower that is a Guarantor (which for the avoidance of doubt shall include all Subsidiaries) and each entity required to provide a guaranty of the Exit Term Loans under the Acceptable Plan, in its capacity as a reorganized “guarantor”, in each case, shall assume all the Obligations hereunder with respect to the Term Loans and all other obligations in respect thereof in the manner set forth in the Exit Term Loan Credit Agreement and/or related documentation;

(B)            the Term Loans hereunder shall be continued, converted, repaid or refinanced as the case may be, as Exit Term Loans under the Exit Term Loan Facility Agreement, which Exit Term Loans will be pari passu in right of payment and with respect to security with any “new money” loans or other debt instruments provided under the Exit Term Loan Facility Agreement;

(C)           each Lender hereunder (or its Affiliate or Affiliates) shall be a lender, purchaser or other creditor with respect to Exit Term Loans under the Exit Term Loan Facility Agreement in respect of its Term Loans continued, converted, repaid or refinanced, as the case may be;

(D)           the administrative agent and collateral agent under the Exit Term Loan Facility Agreement shall be selected by the Required Lenders; and

(E)           with respect to the Term Loans, this Agreement and all Obligations hereunder with respect thereto shall terminate and be superseded and replaced by the Exit Term Loan Facility Agreement; provided that (x) any provision of this Agreement that by its terms survives the termination of the Commitments and the repayment, satisfaction or discharge of the Obligations hereunder shall continue to survive and (y) to the extent set forth in the Acceptable Plan (including any supplement thereto satisfactory to the Required Lenders) certain Obligations hereunder may be required to be paid in cash as a condition to the Exit Conversion.

2.13          Payments Generally.

(a)            General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Subject to Section 9.03, all payments of principal, interest, repayment premiums and fees on the Term Loans and all other Obligations payable by any Loan Party under the Loan Documents shall be due, without any presentment thereof, directly to the Administrative Agent for the account of each Lender, at the Administrative Agent’s Office. The Loan Parties will make such payments in Dollars, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Lenders may from time to time direct in writing. All payments received by the Lenders after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make the Term Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Term Loans or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make the Term Loans or to make its payment under Section 11.04(c).

(c)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the making of any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the making of any Term Loan in any particular place or manner.

2.14            Sharing of Payments by Lenders.

Subject to the DIP Financing Orders, if any Lender shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal or interest on its Term Loans resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Term Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Term Loans of the other Lenders pursuant to documentation satisfactory to the Administrative Agent, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on the Term Loans and other amounts owing them; provided, that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), the DIP Financing Orders, or (y) any payment obtained by a Lender as consideration for the assignment of any of its Term Loans to any assignee.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15          Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendment. The Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the making of Term Loans in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to make Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Term Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Term Loans were purchased at a time when the conditions set forth in Section 5.03 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)            Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Article III

TAXES, INCREASED COSTS AND YIELD PROTECTION

3.01          Taxes.

(a)            All payments of principal and interest on the Term Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (w) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, imposed by the jurisdiction under which a Recipient is organized, has its principal office, or conducts business (or as a result of a present or former connection between such Recipient and the jurisdiction imposing such tax other than solely as the result of entering into any of the Loan Documents or taking any action thereunder), (x) U.S. federal withholding taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Term Loan or Commitment pursuant to a Law in effect on the date on which (i) such Recipient acquires such interest in the Term Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 11.13) or (ii) such Recipient changes its Lending Office, except in each case to the extent that, pursuant to this Section 3.01, amounts with respect to such taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its Lending Office, (y) taxes attributable to such Recipient’s failure to comply with Section 3.01(d), and (z) any withholding tax imposed under FATCA (all non-excluded items being called “Taxes”). If any withholding or deduction of any Taxes from any payment by or on account of any obligation of any Loan Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then (i) the applicable Withholding Agent shall be entitled to make such withholding or deduction and shall pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted, (ii) the applicable Withholding Agent shall promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority and (iii) the sum payable by the applicable Loan Party shall be increased by such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Recipient will equal the full amount such Recipient would have received had no such withholding or deduction (including such withholdings or deductions applicable to additional sums payable under this Section) been required.

(b)            If, due to a change in Sections 871(h) or 881(c) of the Internal Revenue Code (or any successor provisions) after the date a Person becomes an Indirect Lender under this Agreement, any withholding is required to be made by a Lender or any Affiliate thereof to such Indirect Lender attributable to payments made by any Loan Party hereunder, such Loan Party shall pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by any Indirect Lender will equal the full amount such Lender would have received had no such withholding or deduction been required; provided, that, in the event additional amounts are due in respect of an Indirect Lender, immediately before such Indirect Lender transfers a direct or indirect interest in a Lender to a transferee and withholding is required to be made by a Lender or any Affiliate to such transferee Indirect Lender attributable to payments to be made by any Loan Party hereunder, a Loan Party shall be required to pay additional amounts pursuant to this Section in an amount not exceeding the additional amounts payable prior to the transfer by the transferor Indirect Lender; provided, further, that, no such additional amounts shall be payable by a Loan Party to the extent such withholding could have been avoided by any Indirect Lender and each entity in the chain of ownership between such Indirect Lender and the Lender providing Internal Revenue Service Forms W-9, W-8ECI, W-8BEN, W-8BEN-E or W-8IMY (as applicable) or any successor forms thereto, to the Lender or other entity in the chain of ownership between such Indirect Lender and the Lender or had such Indirect Lender owned the Term Loans directly, as applicable.

(c)            The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for (i) the full amount of any Taxes (including Taxes imposed on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (ii) any amounts required to be paid by a Loan Party pursuant to clause (b) of this Section and any reasonable expenses arising therefrom or with respect thereto.

(d)            Each Lender that is not a U.S. Person that purports to become an assignee of an interest pursuant to Section 11.06 after the Effective Date (each such Lender a “Foreign Lender”) shall execute and deliver to each of the Borrower and the Administrative Agent on or prior to the date that such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the Internal Revenue Service or reasonably requested by the Borrower or the Administrative Agent certifying as to such Lender’s entitlement to any available exemption from or reduction of withholding or deduction of taxes, including FATCA, including, without limitation, a certification establishing eligibility for the portfolio interest exemption in a form satisfactory to the Borrower and the Administrative Agent. Solely for purposes of this clause (d), FATCA shall include any amendments made to FATCA after the Effective Date. Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall execute and deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), one or more (as the Borrower or the Administrative Agent may reasonably request) duly completed and executed copies of Internal Revenue Service Form W-9 certifying that such Lender is not subject to United States backup withholding.

(e)            Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification, provide a successor form, or promptly notify the Administrative Agent and the Borrower in writing of its legal inability to do so.

(f)            If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be constructed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

3.02          Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)            subject any Recipient to any taxes (other than (A) Taxes that are covered by Section 3.01(a) and (B) taxes that are excluded from the definition of Taxes in Section 3.01(a)) on its loans (or any portion thereof), commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender any other condition, cost or expense (other than taxes) affecting this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Loan (or of maintaining its obligation to make any Term Loan), then, upon written demand of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.03          Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.02 or requires the Borrower to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender gives a notice pursuant to Section 3.04, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.04, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.03(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.04          Illegality.

If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any SOFR Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make SOFR Loans will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist..

3.05          No Discharge; Survival.

Unless in accordance with an Acceptable Plan, each of the Loan Parties agrees that prior to payment in full of the Obligations and termination of the Commitments in accordance herewith, (a) its obligations under the Loan Documents shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge as to any remaining Obligations under the Loan Documents) and (b) the superiority claims granted to the Agents and the Lenders pursuant to the DIP Financing Orders and the Liens granted to the Agents and the Lenders pursuant to the DIP Financing Orders shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization except to the extent set forth in an Acceptable Plan confirmed pursuant to a final, non-appealable order from the Bankruptcy Court that is consummated.

Article IV

GUARANTY

4.01            The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Secured Party and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

4.02            Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            any Lien granted to, or in favor of, any Secured Party as security for any of the Obligations shall fail to attach or be perfected; or

(e)            any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Secured Parties exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, or any other agreement or instrument referred to in the Loan Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03            Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any Secured Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Secured Parties on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04            Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05            Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.

4.06            Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full and the Commitments have terminated.

4.07            Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Article V

CONDITIONS OF LENDING

5.01            Conditions Precedent to Effective Date.

The agreement of each Lender to make Term Loans on the Effective Date is subject to the satisfaction or waiver by the Administrative Agent and the Required Lenders, prior to or substantially concurrently with the making of the Term Loans on the Effective Date, of the following conditions precedent:

(a)           The Administrative Agent shall have received the following:

(i)            this Agreement, dated as of the Effective Date, duly executed and delivered by each Loan Party and the other parties party hereto.

(ii)            the Security Agreement dated as of the Effective Date, duly executed and delivered by each of the Loan Parties party thereto.

(iii)            the Pledge Agreement, dated as of the Effective Date, duly executed and delivered by each of the Loan Parties party thereto, pledging all of the issued and outstanding Equity Interests of each Subsidiary of each such Loan Party.

(b)            The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the First Day Orders shall have been entered by the Bankruptcy Court and such orders and all related pleadings shall be in form and substance satisfactory to the Required Lenders and consistent with the Approved Budget.

(c)            The Interim DIP Financing Order shall have been entered by the Bankruptcy Court within three (3) Business Days of the Petition Date and the Administrative Agent shall have received a true and complete copy of such order, and such order shall be in the form of Exhibit C hereto (with modifications thereto as may be agreed to in writing by the Required Lenders in their sole discretion), be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Administrative Agent and the Required Lenders.

(d)            No order shall have been entered appointing a trustee, examiner or receiver (or local law equivalent) with respect to any of the Loan Parties’ or their respective Subsidiaries’ business, properties or assets, and no motion shall be pending seeking any such relief.

(e)            The Borrower shall have paid to the Administrative Agent and the Lenders, the fees, costs and expenses then earned, due and payable under the Loan Documents (including, without limitation, the fees, costs and expenses of counsel and the other advisors to the Administrative Agent and the Lenders incurred in connection with the Chapter 11 Cases and the negotiation, preparation, execution and delivery of the Loan Documents).

(f)            The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, attaching and certifying true and complete copies of (i) documents relating to the organization, existence and good standing of each Loan Party as the Administrative Agent may reasonably request; (ii) specimen signatures evidencing the identity, authority and capacity of each Responsible Officer authorized to act on behalf of a Loan Party in connection with the Loan Documents and the transactions contemplated thereby, and (iii) resolutions of each of the Loan Parties, duly adopted by the Board of Directors (or equivalent body in the jurisdiction of such Loan Party) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(g)            The Administrative Agent, for its benefit and the benefit of each other Secured Party, shall have been granted a perfected lien on the Collateral by the Interim DIP Financing Order on the terms and conditions and, with the requisite priority, set forth herein and in the other Loan Documents. The Collateral Documents and the Interim DIP Financing Order, upon entry thereof and subject to the terms thereof, shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid, enforceable and perfected Liens on and security interests in the Collateral. The Loan Parties shall have delivered UCC financing statements, in suitable form for filing, and shall have made arrangements for the filing thereof that are acceptable to the Administrative Agent and the Required Lenders.

(h)            The Administrative Agent shall have received the Approved Budget in form and substance acceptable to the Required Lenders in their sole discretion, it being understood that the budget attached to the form of Interim DIP Financing Order attached hereto as Exhibit C is an Approved Budget.

(i)            The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower on behalf of the Loan Parties certifying that (x) the conditions in this Section 5.01 have been satisfied and (y) either (i) all authorizations or approvals of any Governmental Authority and approvals or consents of any other Person, required in connection with the Loan Documents shall have been obtained, or (ii) that no such authorizations, approvals, and consents are so required.

(j)            Since December 31, 2022, there has not occurred any event, occurrence, effect, fact, condition, change or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)            There shall exist no action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Loan Parties) threatened in any court or before any arbitrator or governmental instrumentality (other than the Chapter 11 Cases and any action, suit, investigation or proceeding arising from the commencement and continuation of the Chapter 11 Cases or the consequences that would normally result from the commencement and continuation of the Chapter 11 Cases) that is not stayed and could reasonably be expected to result in a Material Adverse Effect.

(l)            Upon entry of the Interim DIP Financing Order, all necessary governmental and third party consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained (without the imposition of any materially adverse conditions that are not acceptable to the Required Lenders in their sole discretion) and shall remain in effect; and the making of the loans under this Agreement shall not violate any material applicable requirement of law and shall not be enjoined temporarily, preliminarily or permanently.

(m)            The Administrative Agent shall have received at least two (2) Business Days prior to the Effective Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least three (3) days prior to the Effective Date by the Administrative Agent that it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and the Proceeds of Crime Act.

5.02            Conditions Precedent to each Borrowing.

The obligation of each Lender to make Term Loans on each Credit Date (including the Effective Date) is subject to the satisfaction (or waiver) of the following further conditions precedent:

(a)            [Reserved].

(b)            The Borrower shall have delivered to the Administrative Agent a duly executed and completed Borrowing Request in accordance with Section 2.02.

(c)            The Collateral Agent, for the benefit of the Secured Parties, shall have valid and perfected Liens on all Collateral, to the extent contemplated hereby, and pursuant to the other Loan Documents, including the applicable DIP Financing Order.

(d)            The Loan Parties shall have complied and shall be in compliance, in each case, in all material respects, with the Interim DIP Financing Order and the Final DIP Financing Order, as the case may be.

(e)            The making of such Term Loan shall not violate any material applicable requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

(f)            The Loan Parties shall be in compliance in all material respects with each First Day Order and Second Day Order then in effect.

(g)            There shall not have occurred a Material Adverse Effect since the Effective Date.

(h)            The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (unless otherwise qualified by materiality in which case such representations and warranties shall be true and correct in all respects) on and as of the Credit Date, both before and immediately after giving effect to the making of the Term Loan on such Credit Date and the application of proceeds therefrom, as though made on such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, then such representations and warranties shall be true and correct in all material respects (unless otherwise qualified by materiality in which case such representations and warranties shall be true and correct in all respects) as of such earlier date.

(i)            As of the applicable Credit Date, (i) no Default or Event of Default shall exist or would result from the making of such Term Loan and the application of proceeds therefrom and (ii) the Borrower shall be in pro forma compliance with the covenant set forth in Section 8.20.

(j)            The Administrative Agent shall have received a certificate, dated as of applicable Credit Date and signed by a Responsible Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 5.02.

(k)            The Borrower shall have paid (or caused to be paid) to the Administrative Agent and Lenders the fees and expenses then earned, due and payable under the Loan Documents (including, without limitation, the fees, costs and expenses of counsel and the other advisors to the Administrative Agent and the Lenders).

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in this Section 5.02.

5.03          Conditions Precedent to Making the Final Order Term Loan.

After the Effective Date and the funding of the Interim Order Term Loan, the obligation of each Lender to make the Final Order Term Loan is subject to the satisfaction (or waiver) of the following additional conditions precedent:

(a)            With respect to any Term Loan (other than the Interim Order Term Loan) that is made after the Effective Date, the Final DIP Financing Order shall have been entered by the Bankruptcy Court, such order shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent the prior written consent of the Required Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent).

(b)            All Second Day Orders approving on a final basis the relief granted under any First Day Orders shall have been entered by the Bankruptcy Court, shall be reasonably satisfactory to the Required Lenders, shall be in full force and effect, shall not have been vacated or reversed, shall not be subject to a stay and shall not have been modified or amended other than as acceptable to the Required Lenders in their sole discretion.

(c)            The Borrower shall have filed an Acceptable Plan.

(d)            The Administrative Agent shall have received a certificate, dated as of applicable Credit Date and signed by a Responsible Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 5.03.

The Borrowing of the Final Order Term Loan shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in this Section 5.03.

Article VI

REPRESENTATIONS AND WARRANTIES

On the Effective Date, and on each date thereafter on which the representations and warranties set forth herein are required to be made under any Loan Document (or deemed to be made under any Loan Document), the Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

6.01            Existence, Qualification and Power.

Subject to any restrictions arising on account of the Loan Parties’ status as “debtors” under the Bankruptcy Code, each Loan Party and each of its Subsidiaries (a) is duly organized, incorporated or formed, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and (where applicable) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02           Authorization; No Contravention.

Subject to any restrictions arising on account of the Loan Parties’ status as “debtors” under the Bankruptcy Code, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate, in any material respect, any Law (including, without limitation, Regulation U or Regulation X issued by the FRB), except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

6.03            Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04            Binding Effect.

Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.

6.05          Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Super Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of Super Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, commitments and Indebtedness.

(b)            The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of Super Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of Super Holdings and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c)            From the date of the Audited Financial Statements to and including the Effective Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

(d)            Since December 31, 2022, there has not occurred any event, occurrence, effect, fact, condition, change or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.06           Litigation.

Subject only to the Chapter 11 Cases, there are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.07            No Default.

No Default has occurred and is continuing.

6.08            Ownership of Property; Liens.

Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09            Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)            Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b)            None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)            Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)            Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)            No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.

(f)            There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

6.10          Insurance.

(a)            The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties and their Subsidiaries as in effect on the Effective Date is outlined as to carrier, policy number, expiration date and type on Schedule 6.10.

(b)            Each Loan Party and each of their respective Subsidiaries maintains, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent.

6.11          Taxes.

The Loan Parties and their respective Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (x) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, (y) those for which nonpayment is permitted or required by the Bankruptcy Code or for which payment is not otherwise authorized by the Bankruptcy Court, or (z) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Other than agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of taxes, neither any Loan Party nor any Subsidiary is party to any tax sharing agreement with any Person that is not a Loan Party.

6.12          ERISA Compliance.

(a)            Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service. Except as could not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)            There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to have a Material Adverse Effect.

(c)            Except as could not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred and, to the knowledge of the Borrower, there is no fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and, to the knowledge of the Borrower, there are no facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date and, (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid.

(d)            To the knowledge of the Loan Parties, all non-U.S. Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply, in the aggregate for all such failures, that could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable non-U.S. Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

6.13          Subsidiaries and Capitalization.

(a)            Set forth on Schedule 6.13(a) is a complete and accurate list as of the Effective Date of each Subsidiary, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary, and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary are validly issued, fully paid and non-assessable.

(b)            As of the Effective Date, except as described on Schedule 6.13(b), there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Borrower or any of its Subsidiaries. All issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries is duly authorized and validly issued, fully paid and non-assessable and such Equity Interests were issued in compliance with all applicable Laws.

6.14          Margin Regulations; Investment Company Act.

(a)            The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of the Term Loans, not more than 25% of the value of the assets (either of the Borrower only or the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope Section 9.01(e) will be margin stock.

(b)            None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be, or after giving effect to the incurrence of the Term Loans and the application of the proceeds thereof will or will be required to be, registered as an “investment company” under the Investment Company Act of 1940.

6.15            Disclosure.

Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether written or oral) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.16            Compliance with Laws.

Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17          Intellectual Property; Licenses, Etc.

(a)            Schedule 6.17 sets forth a complete and accurate list of all (i) Patents including any Patent applications and other material defined herein as Patents, (ii) registered Trademarks (including domain names) and any pending registrations for Trademarks, and (iii) any other registered Intellectual Property (including any copyright registrations or applications for registration), in each case of the foregoing clauses (i) through (iii), that (A) is owned by any Loan Party or any Subsidiary, (B) constitutes Material Intellectual Property and is being licensed by any Loan Party or any Subsidiary, or (C) otherwise constitutes Intellectual Property for which any Loan Party or any Subsidiary controls the prosecution or maintenance. For each item of Intellectual Property listed on Schedule 6.17, the Borrower has, where relevant, indicated on such schedule the owner of record, jurisdiction of application and/or registration, the application numbers, the registration or patent numbers or patent application numbers, and the date of application and/or registration. Schedule 6.17 also sets forth a complete and accurate list as of the Effective Date of all license agreements (inbound or outbound) of any of the foregoing items of Intellectual Property.

(b)            With respect to all Intellectual Property listed on Schedule 6.17:

(i)            each Loan Party and its respective Subsidiaries, as applicable, owns free and clear of any and all Liens other than Permitted Liens or has a valid license to such Intellectual Property;

(ii)            each Loan Party and its respective Subsidiaries, as applicable, has taken commercially reasonable actions to maintain and protect such Intellectual Property;

(iii)            except for rejections and similar notices issued by a Governmental Authority in the ordinary course of prosecuting Patent or Trademark applications, (A) there is no pending proceeding challenging the validity or enforceability of any such Intellectual Property, (B) none of the Loan Parties nor any of their respective Subsidiaries is involved in any such proceeding with any Person, (C) none of the Intellectual Property is the subject of any Other Administrative Proceeding and (D) to the knowledge of each Loan Party, no Person has made any certification pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (Public Law 98-417), as amended, including but not limited to any such certification pursuant to 21 U.S.C. §355(b)(2)(A)(iv) or 21 U.S.C. §355(j)(2)(A)(vii)(IV), or any reasonably similar or equivalent certification or notice in the United States or any other jurisdiction or any associated litigation (a “Paragraph IV Certification”), asserting the non-infringement, invalidity, or unenforceability of any Patent owned by or licensed to any Loan Party or any Subsidiary;

(iv)            (A) such Intellectual Property is subsisting, (B) to the knowledge of the Borrower, all Material Intellectual Property listed on Schedule 6.17 is valid, enforceable, and has not been forfeited or abandoned (except for routine abandonments associated with patent prosecution) and no action has been taken or omitted to be taken by any Loan Party or any Subsidiary, that would affect the validity or enforceability of such Material Intellectual Property in any material respect, and (C) there are no unpaid and past due maintenance, renewal or other fees payable or owing by such Loan Party or Subsidiary for any such Intellectual Property;

(v)            each Loan Party and its respective Subsidiaries, as applicable, is the sole and exclusive owner of all right, title and interest in and to all such Intellectual Property that is owned by it;

(vi)            to the extent any such Intellectual Property that is owned or purported to be owned by any Loan Party or any Subsidiary thereof, was authored, developed, conceived or created, in whole or in part, for or on behalf of such Loan Party or any Subsidiary by any Person, then such Loan Party or Subsidiary has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such Intellectual Property to such Loan Party or Subsidiary or otherwise has ownership pursuant to applicable statutory laws; and

(vii)            no such Intellectual Property is subject to any license grant by any Loan Party or Subsidiary or similar arrangement, except for (x) license grants between the Loan Parties and (y) those license grants disclosed on Schedule 6.17.

(c)            To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Material Intellectual Property listed on Schedule 6.17.

(d)            With respect to each license agreement listed on Schedule 6.17, such license agreement (i) is in full force and effect and is binding upon and enforceable against each Loan Party (or each Loan Party’s respective Subsidiaries, as applicable) party thereto and to the knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified and (iii) to the knowledge of the Borrower, has not suffered a default or breach thereunder. To the knowledge of the Borrower, none of the Loan Parties nor any of their respective Subsidiaries has taken or omitted to take any action that would permit any other Person party to any such license agreement to have, and to the knowledge of the Borrower, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

(e)            (i) None of the Loan Parties nor any of their respective Subsidiaries nor to the knowledge of the Borrower, any licensees of any Intellectual Property owned by any Loan Party or any Subsidiary has received written notice from any Third Party alleging that the conduct of its business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Third Party, and (ii) to the knowledge of the Borrower, the conduct of the business of the Loan Parties and any of their Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property of any Third Party.

(f)            Neither any Loan Party nor any Subsidiary has made any assignment or agreement in conflict with the security interest in the Intellectual Property or Regulatory Authorizations of any Loan Party under the Collateral Documents and no license agreement with respect to any such Intellectual Property or Regulatory Authorizations conflicts with the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to the terms of the Collateral Documents. The consummation of the transactions contemplated hereby and the exercise by the Administrative Agent or the Secured Parties of any right or protection set forth in the Loan Documents will not constitute a breach or violation of, or otherwise affect the enforceability of, any licenses associated with any Intellectual Property or Regulatory Authorizations owned or licensed by any Loan Party or Subsidiary.

(g)            No Affiliate of the Borrower that is not a Loan Party has any rights (including, but not limited to, ownership rights and license rights) in or to any Intellectual Property or Regulatory Authorizations related to or covering Upneeq.

6.18          [Reserved].

6.19          Perfection of Security Interests in the Collateral.

(a)            Subject to the entry of the DIP Financing Orders, the Collateral Documents and DIP Financing Orders create valid security interests in, and enforceable and perfected Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

(b)            The Interim DIP Financing Order is (and the Final DIP Financing Order when entered will be) effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable perfected security interest in the Collateral, with the priorities set forth in the DIP Financing Orders, without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents except to the extent set forth in such orders.

(c)            Subject to entry of the Interim DIP Financing Order and the Final DIP Financing Order, as applicable, the Obligations shall have the status and priority set forth in the DIP Financing Orders, and shall be subject to the Carve Out as provided in the DIP Financing Orders.

6.20          Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Effective Date (with a designation of whether such real property is owned or leased). Set forth on Schedule 6.20(b) is the taxpayer identification number and organizational identification number of each Loan Party as of the Effective Date. The exact legal name and state of organization of (a) the Borrower is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c), no Loan Party has during the five years preceding the Effective Date, (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

6.21          Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(a)            Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)            Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)            PATRIOT Act. To the extent applicable, each Loan Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

6.22            Material Contracts.

Set forth on Schedule 6.22 is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries as of the Effective Date, with an adequate description of the parties thereto, and amendments and modifications thereto. Each Material Contract (a) is in full force and effect and is binding upon and enforceable against the Borrower and its Subsidiaries that are party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, and (b) is not currently subject to any material breach or default by the Borrower or any Subsidiary or, to the knowledge of the Borrower, any other party thereto. To the knowledge of the Borrower, none of the Borrower nor any of its Subsidiaries has taken or failed to take any action that would permit any other Person party to any Material Contract to have, and, to the knowledge of the Borrower, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder. None of the Material Contracts are non-assignable by their terms (other than those certain agreements separately noted in Schedule 6.22 as being non-assignable) or as a matter of law or prevent the granting of a security interest therein.

6.23           Compliance of Products.

(a)            The Borrower and its Subsidiaries have obtained all required Regulatory Authorizations necessary for compliance with all Laws and all such Regulatory Authorizations are in full force and effect. All Regulatory Authorizations held by the Loan Parties and their respective Subsidiaries are (i) legally and beneficially owned exclusively the by Loan Parties or their respective Subsidiaries, free and clear of all Liens other than Permitted Liens, and (ii) validly registered and on file with the applicable Regulatory Agency, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and are in good standing, valid and enforceable with the applicable Regulatory Agency. All required notices, registrations and listings, supplemental applications or notifications, reports (including reports of adverse experiences) and other required filings with respect to the Products have been filed with the FDA, the DEA, and all other applicable Regulatory Agencies when due, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)            Except where the failure to do so could not reasonably be expected to result in the termination or restriction of a Material Regulatory Authorization, all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Authorization from the FDA or other Regulatory Agency relating to the Borrower or any Subsidiary, their business operations and Products, when submitted to the FDA or other Regulatory Agency were true, complete and correct in all material respects as of the date of submission (including any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data that have been submitted to the FDA or other Regulatory Agency). The Regulatory Authorizations issued by the FDA and other Regulatory Agencies for the Products are valid and supported by proper research, design, testing, analysis and disclosure. There has been no material untrue statement of fact and/or no fraudulent statement made by the Loan Parties or their respective Subsidiaries, or any of their respective agents or representatives to the FDA, the DEA, or any other Regulatory Agency, and there has been no failure to disclose any material fact required to be disclosed, commission of an act, making of a statement, or failure to make a statement to the FDA, the DEA, or any other Regulatory Agency that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(c)            Except as could not reasonably be expected to have a Material Adverse Effect:

(i)            The Products, as well as the business of the Loan Parties and their respective Subsidiaries, materially comply with (A) all applicable Laws, rules, regulations, orders, injunctions and decrees of the FDA, the DEA, and any other applicable Regulatory Agency, including, without limitation, all applicable requirements of the FDCA, the PHSA, the Controlled Substances Act, and similar state Laws, and (B) all applicable Product Authorizations, Regulatory Authorizations, and all other Permits;

(ii)            None of the Loan Parties, their respective Subsidiaries nor, to the knowledge of the Borrower, their respective suppliers have received and do not otherwise have knowledge of: any inspection reports, warning letters, untitled letters or similar documents with respect to any Product or the manufacture, processing, packing, distribution, or holding thereof, as well as the business of the Loan Parties and their respective Subsidiaries, from any Regulatory Agency that assert lack of compliance with any applicable Laws, rules, regulations, orders, injunctions, or decrees;

(iii)            None of the Loan Parties, their respective Subsidiaries nor, to the knowledge of the Borrower, their respective suppliers have received any written notice of, and does not otherwise have knowledge of, any pending regulatory enforcement action, investigation or inquiry (other than non-material routine or periodic inspections or reviews) against the Loan Parties, any of their respective Subsidiaries or any of their respective suppliers with respect to the Products, and, to the knowledge of the Borrower, there is no basis for any adverse regulatory action against the Loan Parties or their respective Subsidiaries or, to the knowledge of the Borrower, their respective suppliers with respect to the Products; and

(iv)            Without limiting the foregoing, (A) to the knowledge of the Loan Parties (1) there have been no Safety Notices conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Regulatory Agency or otherwise, with respect to any Product, (2) no Safety Notice has been requested, demanded or ordered by any Regulatory Agency, and, to the knowledge of the Borrower, there is no basis for the issuance of any Safety Notice by any Person with respect to any Products, and (C) none of the Loan Parties or their respective Subsidiaries have received any written notice of, or otherwise have knowledge of, any criminal, injunctive, seizure, detention or civil penalty actions that have at any time been commenced or threatened in writing by any Regulatory Agency with respect to or in connection with any Products, or any consent decrees (including plea agreements) which relate to any Products, and, to the knowledge of the Borrower, there is no basis for the commencement for any criminal injunctive, seizure, detention or civil penalty actions by any Regulatory Agency relating to the Products or for the issuance of any consent decrees. None of the Loan Parties or their respective Subsidiaries nor, to the knowledge of the Borrower, any of their respective suppliers is employing or utilizing the services of any individual who has been convicted of any crime or engaged in any conduct for which debarment or temporary suspension under any applicable Law, rule or regulation is warranted.

(d)            Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has received any communication from any Regulatory Agency regarding, and there are no facts or circumstances that are likely to give rise to (i) any material adverse change in any applicable Regulatory Authorization, or any failure to materially comply with any Laws or any term or requirement of any applicable Regulatory Authorization or (ii) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material modification of any applicable Regulatory Authorization.

(e)            Except as could not reasonably be expected, either individually or in the aggregate, to have Material Adverse Effect, all studies, tests, preclinical trials and clinical trials conducted by or on behalf of any Loan Party or any of its respective Subsidiaries with respect to any Product have been conducted in material compliance with applicable Laws, including cGCPs. No Loan Party nor any of their respective Subsidiaries has received any notice from the FDA or any other Regulatory Agency alleging any material non-compliance with applicable Laws, including cGCPs or otherwise terminating or suspending any clinical trial conducted by or on behalf of such Loan Party or Subsidiary with respect to any Product. All results of such studies, tests and trials, and all other material information related to such studies, tests and trials, have been made available to the Administrative Agent. The summaries and descriptions of any of the foregoing provided to the Administrative Agent are accurate and contain no material omissions. None of the Loan Parties, their respective Subsidiaries, or, to the knowledge of the Borrower, any of their respective licensees, licensors or third party services providers or consultants, has received from the FDA or other applicable Regulatory Agency any notices or correspondence requiring the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials in any material respect with respect to or in connection with the Products.

(f)            Except as could not reasonably be expected, either individually or in the aggregate, to result in a material adverse effect on any Product Development and Commercialization Activities concerning any Material Product, (i) all design, manufacturing, storage, distribution, packaging, labeling, sale, recordkeeping and other activities by the Loan Parties, their respective Subsidiaries and, to the knowledge of the Borrower, their respective suppliers relating to the Products have been conducted, and are currently being conducted, in compliance with applicable Laws and the requirements of all applicable Regulatory Agencies, including, without limitation, cGMPs, adverse event reporting requirements, and state and federal requirements relating to the handling of controlled substances and (ii) none of the Loan Parties or their respective Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers has received written notice or are aware of a threat of commencement of action by any Governmental Authority to initiate any action against the Borrower or any Subsidiary, any action to enjoin the Borrower or any Subsidiary, any of their respective officers, directors, employees, shareholders or agents and Affiliates, from conducting its business at any facility owned or used by it or for any material civil penalty, injunction, seizure or criminal action. No Product in the inventory of the Loan Parties or their respective Subsidiaries is adulterated or misbranded. All labels and labeling (including package inserts) and product information are in material compliance with applicable FDA and other Regulatory Agency requirements, and the Products are in material compliance with all classification, registration, listing, marking, tracking, reporting, recordkeeping and audit requirements of the FDA, the DEA, and any other Regulatory Agency. No Product is an article prohibited from introduction into interstate commerce under the provisions of Sections 404, 505 or 512 of the FDCA.

(g)           All manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries are and have been operated in material compliance with cGMPs and all other applicable Laws. The FDA has not issued any Form 483, warning letter, or untitled letter with respect to any such facility, or otherwise alleged any material non-compliance with cGMPs. All such facilities are operated in material compliance with the Controlled Substances Act, applicable DEA regulations, and other applicable federal and state Laws, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(h)           The Borrower has made available to the Administrative Agent all material adverse event reports and material communications to or from the FDA and other relevant Regulatory Agencies, including material inspection reports, warning letters, untitled letters, and material reports, studies and other correspondence, other than opinions of counsel that are attorney-client privileged, with respect to regulatory matters relating to the Loan Parties and their respective Subsidiaries, the conduct of their business, the operation of any manufacturing facilities owned or operated by the Loan Parties and their respective Subsidiaries, and the Products.

(i)            Neither the Borrower nor any Subsidiary has experienced any significant failures in the manufacturing of any Material Product such that the amount of such Material Product successfully manufactured by the Borrower or any of its Subsidiaries in accordance with all specifications thereof and the Regulatory Authorizations related thereto in any month shall decrease significantly with respect to the quantities of such Material Product produced in the prior month.

(j)            None of the Products is currently, and have not for the past six (6) years been, the subject of any claim or allegation, formal or informal, that any Product, or its use, is defective or has resulted in or proximately caused any material injury to any Person or property.

(k)            No Loan Party nor any of their respective Subsidiaries has received any notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or other similar federal, state, or foreign Governmental Authority alleging any violation of the Federal Anti-kickback Statute, the Federal False Claims Act, the Foreign Corrupt Practices Act, the Physician Payments Sunshine Act (also known as Section 6002 of the Affordable Care Act), any federal Law, or state or foreign Law. No Loan Party nor any of their respective Subsidiaries is aware of any conduct that reasonably could be interpreted as a material violation of any such law.

(l)            The transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or the Secured Parties of any right or protection set forth in the Loan Documents will not (i) constitute a breach or violation of, or otherwise materially affect, the enforceability or approval of any Regulatory Authorization relating to the Products or (ii) impair the Loan Parties’ ownership of or rights under (or the license or other right to use, as the case may be) any Regulatory Authorizations relating to the Products in any material manner.

(m)            No Loan Party nor any of their respective Subsidiaries is enrolled in or currently receives payments from any from any Federal Health Care Programs as defined at 42 U.S.C. § 1320a-7b(f) or any state government or private healthcare reimbursement program. No Loan Party nor any of their respective Subsidiaries has ever been terminated from any federal or state government or private healthcare reimbursement program (including Medicare or Medicaid) or otherwise had its rights to receive payments from any government or private healthcare reimbursement program adversely affected as a result of any investigation or enforcement action, whether by any Governmental Authority or other Third Party.

(n)            The Loan Parties and their respective Subsidiaries are in material compliance with Section 6002 of the Affordable Care Act and similar state Laws regarding the reporting of certain payments to physicians and hospitals.

(o)            Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Loan Parties and their respective Subsidiaries are in compliance in all material respects with the privacy and security requirements of HIPAA, (ii) neither the Loan Parties nor any of their respective Subsidiaries has received any written communication from any Governmental Authority that alleges non-compliance with HIPAA and (iii) no breach or violation has occurred, to the knowledge of the Borrower, with respect to any unsecured protected health information maintained by or for the Loan Parties or any of their respective Subsidiaries that is subject to the notification requirements of 45 C.F.R. §§ 164.406 or 164.408(b) or similar state Laws, and no information security or privacy breach event has occurred that would require notification under any applicable Laws.

(p)            No Loan Party nor any of their respective Subsidiaries nor, to the Loan Party’s knowledge, any individual who is an officer, director, manager, agent or managing agent of any Loan Party or any of their respective Subsidiaries, has been convicted of, charged with or, to the Borrower’s knowledge, investigated for any federal or state health program-related offense or any other offense related to healthcare that would result in exclusion or debarment from any Federal Health Care Programs as defined at 42 U.S.C. § 1320a-7b(f), or been terminated, excluded or suspended from participation in any such Federal Health Care Programs; or, to the Borrower’s knowledge, has been convicted of, charged with or investigated for a violation of Laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Regulatory Agency related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. No Loan Party nor any of their respective Subsidiaries nor, to the Borrower’s knowledge, any individual who is an officer, director, agent or managing agent of any Loan Party or any of their respective Subsidiaries has been convicted of any crime or engaged in any conduct that has resulted or would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable Law. No debarment proceedings or investigations in respect of the business of any Loan Party or any of their respective Subsidiaries are pending or, to the Borrower’s knowledge, threatened against any Loan Party or any of their respective Subsidiaries or any individual who is an officer, director, manager, agent or managing agent of any Loan Party or any of their respective Subsidiaries.

(q)            As of the Effective Date, all Products are listed on Schedule 1.01 and the Borrower has delivered to the Administrative Agent on or prior to the Effective Date copies of all Regulatory Authorizations relating to such Products issued or outstanding as of the Effective Date.

6.24          Labor Matters.

There are no existing or threatened strikes, lockouts or other labor disputes involving the Borrower or any Subsidiary that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.25          EEA Financial Institution.

Neither any Loan Party nor any Subsidiary is an EEA Financial Institution.

6.26          Compliance with Privacy Laws.

To the extent that any Loan Party or any Subsidiary has access to any individually identifiable information of any individual, and except as could not, individually or in the aggregate, reasonably be expected to result in losses or liability in excess of the Threshold Amount, the Loan Parties and their respective Subsidiaries are in material compliance with all applicable Privacy Laws, and maintain information security processes that (a) include safeguards for the security, privacy, confidentiality, and integrity of transactions and confidential or proprietary data or individually identifiable health information used, disclosed, or accessed by the Loan Parties and their respective Subsidiaries, (b) are designed to protect against unauthorized access to the Systems and data of the Loan Parties and their respective Subsidiaries, and the Systems of any third person service providers that have access to the data or Systems of the Loan Parties and their respective Subsidiaries, in compliance with applicable Privacy Laws, and (c) have been in compliance with all applicable Privacy Laws in all material respects. Neither any Loan Party nor any Subsidiary has received written notice of any claim that such Loan Party or Subsidiary or any of their respective contractors or employees, have suffered a breach of Personal Information as defined under applicable Law or is not in compliance with applicable Laws relating to the collection, use or disclosure of Personal Information, except to the extent any such breach or non-compliance: (i) did not require or is not likely to require such Loan Party or such Subsidiary to provide notification in accordance with applicable Law to affected customers, patients or other impacted individuals, or to any Governmental Authority, (ii) could not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect, and (iii) has not resulted in or is not reasonably likely to result in any claim or notice from any Governmental Authority alleging a breach of Personal Information or non-compliance with Law or referencing the investigation of any such breach of Personal Information or non-compliance with Law.

6.27           Approved Budget.

The Approved Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Loan Parties to the best of their knowledge to be reasonable on the date such Approved Budget was delivered.

Article VII

AFFIRMATIVE COVENANTS

On the Effective Date and thereafter, so long as any Lender shall have any Commitment hereunder, any Term Loans or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Loan Parties shall and shall cause each Subsidiary to:

7.01           Financial Statements.

Deliver to the Administrative Agent (for further delivery to each Lender), in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)            As soon as available, and in any event within thirty (30) days following the end of each fiscal month (commencing with the fiscal month ending October 31, 2023) and in each case in a manner consistent with the Debtors’ existing internal monthly reporting practices:

(i)            the consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for Super Holdings and its Subsidiaries as of the end of and for such fiscal month and the elapsed portion of the fiscal year;

(ii)            a report setting forth, for the most recently ended calendar month and elapsed portion of the fiscal year, a computation of adjusted EBITDA of the Loan Parties and their Subsidiaries determined in a manner consistent with past practice (the applicable financial statements delivered pursuant to this clause (a) being the “Monthly Financial Statements” and also referred to as the “Required Financial Statements”);

7.02          Certificates; Other Information.

Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)            concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (in each case, which is a Responsible Financial Officer of the Borrower), certifying compliance with the covenant set forth in Sections 8.16;

(b)            concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Financial Officer of the Borrower containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by such financial statements;

(c)            promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of all subpoenas, requests for information and other notices regarding any active or potential investigation of, or claim or litigation against, any Loan Party or any Subsidiary by any Governmental Authority, and the findings of any inspections of any manufacturing facilities of any Loan Party, any Subsidiary or any Third Party suppliers of any Loan Party or any Subsidiary by any Governmental Authority (including any Form 483s and warning letters).

(d)            promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary and (ii) copies of any material written correspondence or any other material written communication, such as a Safety Notice, from the FDA or any other regulatory body;

(e)            promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time request;

(f)            concurrently with the delivery of the financial statements referred to in Sections 7.01(a), a certificate of a Responsible Officer of the Borrower (i) listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date), (C) any license of Intellectual Property entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Effective Date), (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements;

(g)            promptly, and in any event prior to the Borrower or any Subsidiary manufacturing, selling, developing, testing or marketing any Product not then listed on Schedule 1.01, the Loan Parties shall give written notice to the Administrative Agent of such intention (which shall include a brief description of such Product, plus copies of all Regulatory Authorizations relating to such new Product and/or the Borrower’s or such Subsidiary’s manufacture, sale, development, testing or marketing thereof issued or outstanding as of the date of such notice) along with a copy of an updated Schedule 1.01;

(h)            promptly, and in any event within five (5) Business Days after the Borrower or any Subsidiary obtains any new or additional Regulatory Authorizations from the FDA, or parallel state or local authorities, or foreign counterparts of the FDA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to the Administrative Agent, the Borrower shall promptly give written notice to the Administrative Agent of such new or additional Regulatory Authorizations, along with a copy thereof;

(i)            no later than 5:00 p.m. New York City time on the Monday (or such later time as agreed to in writing (including via e-mail) by the Required Lenders in their sole discretion) of each calendar week commencing with the Monday of the third (3rd) full calendar week ending after the Petition Date (which, for the avoidance of doubt, shall be October 30, 2023) and every two weeks thereafter:

(i)            a supplement to the Approved Budget covering the 7-week period that commences with the beginning of the week immediately following the week in which the supplemental budget is required to be delivered, consistent with the form and level of detail set forth in the initial Approved Budget, including the same line-items provided with the initial Approved Budget, and otherwise in form and substance acceptable to Required Lenders in their sole discretion; and

(ii)            upon, and subject to, the approval of any such updated budget by the Required Lenders in their sole discretion, such supplemented budget shall constitute the then-approved Approved Budget, effective as of the beginning of the week immediately following the week in which it was delivered; provided that (x) unless and until the Required Lenders approve such supplemental budget in their discretion or (y) the Borrowers and the Required Lenders otherwise agree in writing, the then-current Approved Budget shall remain in effect;

(j)            provide to counsel to the Lenders as promptly as practicable, and in any event no later than three (3) calendar days prior to the relevant intended filing to the extent reasonably practicable, draft copies of all material pleadings, motions, applications, judicial information, financial information and other documents intended to be filed by or on behalf of any Loan Party with the Bankruptcy Court in the Chapter 11 Cases;

(k)            by no later than 5:00 p.m. New York City time on the Monday (or such later time as agreed to in writing (including via e-mail) by the Required Lenders in their sole discretion) of each calendar week (x) commencing with the Monday after the first (1st) full calendar week after the Petition Date (it being understood, for the avoidance of doubt, that the first such period commences with the Petition Date with the related report due on October 23, 2023) and (y) following the end of the applicable Variance Testing Period (it being understood, for the avoidance of doubt, that the first such Variance Testing Period under this clause (y) commences with October 21, 2023 with the related report due on October 30, 2023 (each such Monday or later time, a “Variance Report Date”)), in each case a variance report (each, a “Variance Report”) setting forth, in detail in a manner acceptable to the Required Lenders:

(i)            any differences between actual aggregate amounts in the Approved Budget for the Variance Testing Period (or prior to the first Variance Report Date, the applicable period) versus projected aggregate amounts set forth in the applicable Approved Budget included therein on a cumulative basis for such period (for the avoidance of doubt, to be prepared by comparing the sum of the figures for the four (4) relevant weeks (or prior to the first Variance Report Date, the applicable number of weeks) in the then applicable Approved Budget); provided that, with respect to estate professional fees, such report shall include line-item by line-item detail;

(ii)            the computations necessary to determine compliance with Sections 8.17 and 8.20 together with a statement from the Borrower’s Chief Financial Officer certifying the information contained in the report; provided that, such report shall include a line item for professional fees; and

(iii)            the Variance Report shall also provide a detailed explanation for any variance in such Variance Report in excess of 10.0% in Operating Disbursements or 10.0% in Operating Cash Receipts during the applicable period as compared to projections during such period as set forth in the Approved Budget; provided that, with respect to estate professional fees, such report shall include line-item by line-item detail;

(l)            As soon as available and in any event no later than Monday of the immediately following week (commencing with the week ending October 20, 2023 with the first report is due October 23, 2023), reporting of weekly sale volumes versus Borrower and its Subsidiaries’ internal monthly sales forecast; and

(m)            as soon as available, and in any event within thirty (30) days after the end of each fiscal month (commencing with the fiscal month ending October 31, 2023), flash reports in form satisfactory to the Administrative Agent and the Required Lenders that depict monthly financial performance, including sales volumes, average realized pricing, revenues, EBITDA, capital expenditures, operational restructuring expenses, cash flow, and other categories (if any) required by the Required Lenders.

Documents required to be delivered pursuant to Section 7.01 or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding anything herein, the obligations of the Loan Parties to deliver the financial statements, information or other reports or communications described in Section 7.01 shall be deemed to be satisfied for all purposes under this Agreement upon appropriate filing (including pursuant to a Form 10-K or 10-Q, as applicable) with the SEC (to the extent any such financial statements, information or other reports or communications are included in such materials filed with the SEC within the time requirements set forth in Section 7.01).

The Borrower hereby acknowledges that certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that if requested by the Administrative Agent (x) it will in good faith identify that portion of the materials and/or information provided by, or to be provided by, or on behalf of the Borrower hereunder that does not constitute material non-public information with respect to the Borrower or its Affiliates or their respective securities (the “Public Borrower Materials”) and (y) it will clearly and conspicuously mark all Public Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (it being understood that by marking Public Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof and the Lenders to treat such Public Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Public Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07)). Without limiting the foregoing, upon the written request of the Administrative Agent or any Lender, the Borrower hereby acknowledges and agrees that it will not provide the Administrative Agent or any Lenders any information that would constitute material non-public information other than information relating to an Event of Default as otherwise required under this Agreement; provided, however, that the Administrative Agent and any Lender that delivers such a request shall have the right to revoke such written request at any time on written notice to the Borrower and thereafter begin receiving all information to which it is entitled to receive pursuant to this Agreement.

7.03          Notices.

(a)            Promptly (and in any event, within two (2) Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.

(b)            Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to have a Material Adverse Effect.

(c)            Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event that could reasonably be expected to result in losses and/or expenses in excess of the Threshold Amount.

(d)            Promptly (and in any event, within five (5) Business Days) notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e)            Promptly (and in any event, within three (3) Business Days) notify the Administrative Agent and each Lender of any litigation, arbitration or governmental investigation or proceeding (other than in connection with the Chapter 11 Cases) not previously disclosed by the Borrower which has been instituted (or, in each case, any material development with respect thereto) or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to result in losses and/or expenses in excess of the Threshold Amount.

(f)            Promptly (and in any event within five (5) Business Days) notify the Administrative Agent of any return, recovery, dispute or claim related to any Product or inventory that involves more than $100,000.

(g)            Promptly (and in any event within five (5) Business Days) notify the Administrative Agent after (i) the Borrower or any Subsidiary enters into a new Material Contract or (ii) an existing Material Contract is amended or terminated.

Each notice pursuant to this Section 7.03(a) through (g) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04           Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all federal, state, and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05          Preservation of Existence, Etc.

(a)            Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b)            Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)            Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06          Maintenance of Properties.

(a)            Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)            Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c)            Use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07          Maintenance of Insurance.

(a)            Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)            Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c)            Cause the Administrative Agent and its successors and/or assigns to be named as lender’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days (or such lesser amount as the Administrative Agent may agree) prior written notice before any such policy or policies shall be altered or canceled.

7.08          Compliance with Laws.

Subject to the DIP Financing Orders and other orders entered by the Bankruptcy Court, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; provided, in each case, that the Loan Parties must comply with the DIP Financing Orders in all respects.

7.09          Books and Records.

(a)            Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)            Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10            Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrower; provided, however, so long as no Event of Default exists, the Borrower shall only be required to reimburse the Administrative Agent (but not any Lender) for two such visits (excluding any such visits during the continuance of an Event of Default) and inspections in any Fiscal Year (and only the Administrative Agent may exercise rights under this Section 7.10); provided, further, however, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

7.11          [Reserved].

7.12          Additional Subsidiaries.

(a)            Within thirty (30) days after the acquisition or formation of any Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC):

(i)            notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of organization, (B) number of shares of each class of Equity Interests outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(ii)            cause such Person to (A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose, and (B) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (h) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent; and

(b)            on or prior to each Credit Date, cause each Subsidiary that was formed or acquired after the Effective Date but prior to such Credit Date to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall reasonably request for such purpose and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (h) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13            ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect: (a) maintain each Plan in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, and (b) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

7.14          Pledged Assets.

(a)            Equity Interests. Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (including, without limitation, each Subsidiary that is a Delaware Divided LLC) directly owned by a Loan Party and (ii) 100% of the issued and outstanding Equity Interests in each Foreign Subsidiary directly owned by a Loan Party, in each case, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance satisfactory to the Administrative Agent.

(b)            Other Property. Cause all property of each Loan Party (including each Loan Party that is a Delaware Divided LLC) to be subject at all times to first priority, perfected and, in the case of real property, title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Effective Date, such other additional security documents as the Administrative Agent shall request and, in connection with the foregoing, deliver to the Administrative Agent such other documentation as the Administrative Agent may request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person and, in the case of real property, Mortgages, mortgagee title insurance policies, surveys, environmental assessments, flood hazard determinations and, if flood insurance is required by this Agreement, evidence of flood insurance, all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.15          Compliance with Material Contracts.

Comply in all material respects with each Material Contract of such Person.

7.16          Accounts.

(a)            Prior to the acquisition or establishment of any Account by any Loan Party after the Effective Date, provide written notice thereof to the Administrative Agent.

(b)            Cause (x) all new Accounts of the Loan Parties (other than Excluded Accounts) acquired or established after the Effective Date, and (y) all Existing Controlled Accounts, at all times to be subject to Account Control Agreements, in each case in form and substance satisfactory to the Administrative Agent (it being understood that with respect to any Account acquired or established after the Effective Date the Loan Parties shall have ten (10) days to comply with this Section 7.16(b) (such period to be measured from the date of acquisition or establishment)).

7.17           Products and Permits.

(a)            With respect to all Products, obtain, maintain and preserve, comply with in all material respects, and take all necessary action to timely renew all Permits and accreditations which are necessary or material to the conduct of the business of the Borrower and its Subsidiaries.

(b)            (i) Maintain each applicable Permit, including each Key Permit, from, or file any notice or registration in, each jurisdiction in which such Loan Party or such Subsidiary is required to obtain any Permit or Regulatory Authorization or file any notice or registration that are necessary and material for the sale and distribution of the Products, it being understood that this Section 7.17(b) does not concern Permits required to be maintained by customers of the Borrower or any of its Affiliates for any research, development, design, investigation, manufacture, marketing or distribution conducted or sponsored by such customer of the Borrower or any of its Affiliates of any finished product that is a combination of any Product with any drugs of such customers, and (ii) promptly provide evidence of the same to the Administrative Agent.

7.18            Consent of Licensors.

Promptly after entering into or becoming bound by any inbound license or agreement (other than over-the-counter software that is commercially available to the public) after the Effective Date: (a) provide written notice to the Administrative Agent of the material terms of such license or agreement with a description of its anticipated and projected impact on the business and financial condition of the Borrower and its Subsidiaries and (b) in good faith take such commercially reasonable actions as the Administrative Agent may request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) the applicable Loan Party’s interest in such license or agreement to be deemed Collateral and for the Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (ii) the Administrative Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

7.19            Anti-Corruption Laws.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

7.20           Maintenance of Regulatory Authorizations, Contracts, Intellectual Property, Etc.

(a)            With respect to the Products, (i) maintain in full force and effect all Regulatory Authorizations, contract rights, authorizations or other rights necessary or material for the operations of the business of the Borrower and its Subsidiaries, and comply with the terms and conditions applicable to the foregoing excluding the maintenance of the Regulatory Authorizations that in the commercially reasonable business judgment of the Loan Parties (and subject to the consent of the Required Lenders) are not necessary or material for the conduct of the business of the Borrower and its Subsidiaries; (ii) promptly notify the Administrative Agent of any Safety Notice conducted, to be undertaken or issued, by such Loan Party, its respective Subsidiaries or its respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product or manufacturing facility owned or operated by any Loan Party or their respective Subsidiaries, or any basis for undertaking or issuing any such action or item, in each case, that could reasonably be expected to have a material effect on any Product Development and Commercialization Activities; (iii) design, manufacture, store, transport, label, sell, market, and distribute all Products in compliance with applicable Laws, including without limitation, cGMPs, the FDCA, the PHSA, the Controlled Substances Act, except where the failure to do so could not reasonably be expected to have a material adverse effect on any Product Development and Commercialization Activities; (iv) conduct all studies, tests and preclinical and clinical trials relating to the Products in accordance with all cGCPs, and other applicable Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on any Product Development and Commercialization Activities; and (v) operate all manufacturing facilities in material compliance with applicable Laws, including without limitation, cGMPs, the Controlled Substances Act, except where the failure to do so could not reasonably be expected to have a material adverse effect on any Product Development and Commercialization Activities.

(b)            (i) Maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all Intellectual Property owned or controlled by such Loan Party or its respective Subsidiaries and all Material Contracts excluding the maintenance of Intellectual Property that in the commercially reasonable business judgment of the Borrower is not necessary or material for the conduct of the business of any Loan Party or any Subsidiary or to Product Development and Commercialization Activities with respect to any Material Product; (ii) promptly notify the Administrative Agent of any known Infringement or other violation by any Person of its Intellectual Property; (iii) use commercially reasonable efforts to pursue, enforce, and maintain in full force and effect legal protection for all Intellectual Property, including Patents, developed or controlled by such Loan Party or any of its respective Subsidiaries; and (iv) promptly notify the Administrative Agent of any claim by any Person that the conduct of such Loan Party’s or such Subsidiary’s business (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property of that Person and, if requested by the Administrative Agent, use commercially reasonable efforts to resolve such claim.

(c)           Furnish to the Administrative Agent prompt written notice of the following:

(i)            any notice that the FDA or any other Governmental Authority is limiting, suspending or revoking any Regulatory Authorization applicable to any Product, changing the market classification or labeling of or otherwise materially restricting any Product or considering any of the foregoing;

(ii)            any Loan Party or any Subsidiary becoming subject to any administrative or regulatory action, any FDA or EMA inspection or any non-routine inspection by any other Person, receipt of inspectional observations (e.g., on FDA Form 483), warning letter, or notice of violation letter, or any Product being seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any Product are pending or threatened against any Loan Party or any Subsidiary;

(iii)            any written recommendation (together with a copy thereof) from any Governmental Authority that any Loan Party or any Subsidiary, or any obligor to which any Loan Party or any Subsidiary provides Products or services, should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed; or

(iv)            any notice relating to a Paragraph IV Certification concerning any product and asserting the non-infringement, invalidity or unenforceability of any Patent owned by or licensed to any Loan Party or any Subsidiary or any associated litigation.

7.21            [Reserved].

7.22            Post-Closing Obligations.

(a)            Within the time periods set forth on Schedule 7.22 (or such longer periods as the Administrative Agent may agree in its sole reasonable discretion in writing), deliver to the Administrative Agent such documents, instruments, certificates or agreements as are listed on Schedule 7.22, in each case in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) and in a manner consistent with the DIP Financing Orders.

7.23            Lender Calls.

The Loan Parties and/or their advisors, as applicable (including appropriate senior members of management), shall, upon the request of the Required Lenders, at reasonable times to be mutually agreed from time to time by the Borrower and Administrative Agent, host a weekly telephonic conference call with the Administrative Agent, the Lenders and/or their advisors, as applicable, to provide a status update on the following topics, with additional topics as requested by the Lenders or their advisors (with questions provided in advance of such call if practical): (i) general business update; (ii) the Variance Report; (iii) status of the Chapter 11 Cases and progress in achieving Milestones set forth in Section 7.24, and (iv) the most recently delivered financial statements set forth in Section 7.01.

7.24            Milestones.

The Loan Parties shall achieve the following milestones (the “Milestones”):

(a)            on the Petition Date, the Loan Parties shall have commenced the Chapter 11 Cases in the Bankruptcy Court and shall have filed an Acceptable Plan and a disclosure statement related to such Acceptable Plan in form and substance acceptable to the Required Lenders (the “Disclosure Statement”);

(b)            no later than three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Financing Order;

(c)            no later than thirty (30) days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Financing Order; and

(d)            no later than forty (40) days after the Petition Date, the Bankruptcy Court shall have entered one or more orders confirming the Acceptable Plan and approving the Disclosure Statement, in each case, in form and substance acceptable to the Administrative Agent (at the direction of the Required Lenders) and no later than forty-five (45) days after the Petition Date, the Plan Effective Date shall have occurred.

7.25            Certain Bankruptcy Matters.

The Loan Parties shall and shall cause their Subsidiaries to:

(a)            cause all proposed (i) First and Second Day Orders, (ii) orders otherwise related to or affecting the Term Loans and other Obligations and the Loan Documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course, any cash management, any adequate protection, any Plan of Reorganization (including the Acceptable Plan) and/or any disclosure statement related thereto, (iii) orders concerning the financial condition of the Borrower or any of its Subsidiaries or other Indebtedness of the Loan Parties or seeking relief under section 363, 365, 1113 or 1114 of the Bankruptcy Code or Rule 9019 of the Federal Rules of Bankruptcy Procedure, or other material relief, and (iv) orders establishing procedures for administration of the Chapter 11 Cases or approving significant transactions submitted to the Bankruptcy Court, in each case, proposed by the Loan Parties, to be in accordance with and permitted by the terms of this Agreement and the DIP Financing Orders, and acceptable to the Required Lenders in their sole discretion in all respects; and

(b)            comply in a timely manner with their obligations and responsibilities as debtors in possession under the Bankruptcy Code, the Bankruptcy Rules, the Interim DIP Financing Order and the Final DIP Financing Order, as applicable, and any other order of the Bankruptcy Court.

7.26            Cash Management.

The Loan Parties shall maintain cash management systems in a manner acceptable to the Required Lenders (which shall be deemed satisfied if the cash management system is substantially the same as the cash management system in existence on the Petition Date, which such modifications as are acceptable to the Required Lenders and permitted under the cash management order, as entered).

Article VIII

NEGATIVE COVENANTS

So long as any Commitment is outstanding and any Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, and, with respect to Sections 8.04 and 8.21, any Holding Company to, directly or indirectly:

8.01            Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            (i) Liens granted pursuant to any Loan Document securing the Obligations pursuant to the Loan Documents and (ii) Liens granted as adequate protection on account of the secured Prepetition Indebtedness pursuant to the DIP Financing Orders;

(b)            Liens existing on the Effective Date and listed on Schedule 8.01;

(c)            Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or to the extent such taxes are excused or prohibited by the Bankruptcy Code or not otherwise authorized by the Bankruptcy Court with respect to periods prior to the Effective Date;

(d)            statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)            pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)            easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)            Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)            [Reserved];

(j)            (i) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party or any Subsidiary and (ii) Permitted Licenses;

(k)            any interest of title of a lessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)            Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, in each case incurred in the ordinary course of business;

(m)            [Reserved];

(n)            Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(o)            Liens arising from precautionary Uniform Commercial Code financing statements or similar filings under applicable law regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business.

8.02            Investments.

Make any Investments, except:

(a)            Investments held by the Borrower or any Subsidiary in the form of cash or Cash Equivalents, so long as subject to super-priority Liens in favor of the Administrative Agent in accordance with the DIP Financing Orders.

(b)            Investments of the Borrower and its Subsidiaries existing as of the Effective Date and set forth in Schedule 8.02;

(c)            (i) Investments by any Loan Party in any Person that is a Loan Party prior to giving effect to such Investment and (ii) intercompany Indebtedness incurred in the ordinary course of business between Loan Parties as in effect on the Petition Date;

(d)            [Reserved];

(e)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and consistent with past practices, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)            Investments consisting of travel advances and employee relocation loans and other employee compensation or benefit loans and advances in the ordinary course of business and consistent with past practices, in an aggregate amount for all such Investments made in reliance of this clause (g) not to exceed $100,000 at any one time outstanding; provided, that, no Investment otherwise permitted by this clause (g) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom and all such Investments shall be set forth expressly in the Approved Budget as a line item disbursement (or otherwise specifically described in the Approved Budget);

(g)            Investments consisting of obligations of any Loan Party or any Subsidiary under Swap Contracts permitted under Section 8.03(d) that are incurred for non-speculative purposes in the ordinary course of business;

(h)            Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)            [Reserved]; and

(j)            any Investment expressly contemplated to be made as an Investment by the Approved Budget (subject to Permitted Variances).

8.03          Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness of the Borrower and its Subsidiaries existing on the Effective Date and described on Schedule 8.03;

(c)            Intercompany Indebtedness permitted under Section 8.02(c);

(d)            obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)            [Reserved];

(f)             Prepetition Indebtedness;

(g)            [Reserved]; and

(h)            any other Indebtedness expressly contemplated to be incurred as Indebtedness by the Approved Budget.

8.04          Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division); provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (i) the Borrower may merge or consolidate with any Subsidiary of the Borrower; provided, that, the Borrower shall be the continuing or surviving corporation and (ii) any Loan Party (other than the Borrower) may merge or consolidate with any other Loan Party (other than the Borrower).

8.05          Dispositions.

Make any Disposition (including any Upneeq Disposition (including, without limitation, any Upneeq License)) unless (a) such Disposition is expressly contemplated to be made as a Disposition by the Approved Budget or (b) such Disposition is made pursuant to an Acceptable Plan with the consent of the Required Lenders in their sole discretion.

8.06          Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except as follows, in each case, consistent with the Approved Budget (including Permitted Variances thereto) and any applicable order of the Bankruptcy Court:

(a)            to the extent constituting Restricted Payments, Investments permitted pursuant to Sections 8.02(c);

(b)            each Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary of the Borrower that is a Loan Party;

(c)            any Restricted Payments expressly contemplated to be made as Restricted Payments under and in accordance with the Approved Budget; and

(d)            so long as no Default or Event of Default shall have occurred and is continuing, any Loan Party may make Restricted Payments to any Parent of Borrower in connection with wind-down costs and expenses, in each case, to the extent and up to an aggregate amount expressly set forth in the Approved Budget as a line-item disbursement.

8.07          Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business substantially related or incidental thereto.

8.08          Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06 (in each case, other than by reference to this Section 8.08 (or any sub-clause hereof)), (d) any employment agreements, severance agreements or other compensatory or employee benefit-related (including profit-sharing) arrangements between any Loan Party or any Subsidiary with its respective current or former officers, directors, members of management, employees, consultants, independent contractors or other service providers, in each case, in the ordinary course of business and consistent with past practices, (e) transactions pursuant to any employee compensation arrangement, benefit plan, equity incentive plan or arrangement or any health, disability or similar insurance plan which covers any current or former officer, director, member of management, employee, consultant or independent contractor or other service provider or any employment or service contract or arrangement, in each case, in the ordinary course of business and consistent with past practices, (h) compensation and reimbursement of expenses of officers, directors, members of management, employees, consultants, independent contractors or other service providers in the ordinary course of business and consistent with past practices, and (i) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09          Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligations owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) [reserved], (3) customary provisions in joint venture agreements with respect to joint ventures permitted under Section 8.02 and applicable solely to such joint venture entered into in the ordinary course of business, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, and (5) any restrictions and conditions expressly contemplated by the Approved Budget (subject to Permitted Variances) or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10          Use of Proceeds.

Use the proceeds of any Term Loan, (a) (i) whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) in any manner that causes such Term Loan or the applications of such proceeds to violate the Regulations of the FRB (including Regulation T, Regulation U and Regulation X), or any other regulation thereof, or to violate the Securities Exchange Act; (b) to make any payment, advance, intercompany advance, or any other remittance or transfer whatsoever (including any intercompany loans and investments (including to and in Foreign Subsidiaries and Affiliates)) that is not in accordance with the Approved Budget (subject to Permitted Variances thereto); and (c) for any other purpose (including without limitation, as adequate protection, on account of any claim or Indebtedness arising prior to the Petition Date or otherwise), nor shall any application for authority to pay be made, in each case, other than as is consistent with and as expressly set forth in the Approved Budget (subject to Permitted Variances) and the DIP Financing Orders and then only (i) to pay fees, interest, payments and expenses associated with this Agreement and the other Loan Documents, including certain fees and expenses of professionals retained by the Loan Parties, (ii) to fund the cost of administering the Chapter 11 Cases (including, without limitation, adequate protection payments and allowed professional fees and expenses), (iii) to finance other prepetition and pre-filing expenses that are approved by the Bankruptcy Court, and (iv) for working capital and general corporate purposes.

Notwithstanding the foregoing, no portion of the proceeds of (x) the Term Loans or other credit extensions under this Agreement and the other Loan Documents, (y) any Collateral, any collateral securing the Prepetition Indebtedness, any Cash Collateral, or (z) the Carve-Out may be used (A) to finance or reimburse for expenses incurred or to be incurred, in both instances, directly or directly and in any way in connection with: (i) any adversary action, suit, arbitration, proceeding, application, motion or other litigation of any type adverse to the interests of any or all of the Administrative Agent, the Collateral Agent, the Lenders, the Prepetition Agent, the Prepetition Secured Parties, or their respective rights and remedies under this Agreement and the other Loan Documents (except as provided in the DIP Financing Orders) or (ii) any other action, which with the giving of notice or passing of time, would result in an Event of Default under this Agreement or the other Loan Documents and (B) for the payment of professional fees, disbursements, costs, or expenses incurred by any person in connection with (a) incurring indebtedness other than as expressly provided in herein or in the DIP Financing Orders, (b) preventing, hindering, impeding, or delaying any of the Secured Parties’ or Prepetition Secured Parties’ enforcement or realization upon, or exercise of rights in respect of, any of the Collateral or any collateral securing the Prepetition Indebtedness in accordance with the Loan Documents, (c) seeking to amend or modify any of the rights or interests granted to any of the Secured Parties or Prepetition Secured Parties under the Interim DIP Financing Order, the other DIP Loan Documents, or the Prepetition Credit Documents, in a manner adverse to any Secured Party or Prepetition Secured Party, including seeking to use Cash Collateral on a contested basis, without the prior written consent of the Administrative Agent, (d) directly or indirectly asserting, commencing, or prosecuting any claims or causes of action, including, without limitation, any Challenge (as defined in the DIP Financing Orders) or any other actions under chapter 5 of the Bankruptcy Code (or any similar law), against any Agent, any other Secured Party, any Prepetition Agent, or any other Prepetition Secured Party, or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors, or employees, or (e) directly or indirectly asserting, joining, commencing, supporting, investigating, or prosecuting any Challenge (as defined in the DIP Financing Orders), or any other action for any claim, counterclaim, action, cause of action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination, or similar relief against, or adverse to the material interests of, the Prepetition Secured Parties or the Secured Parties, arising out of, in connection with, or relating to the Prepetition Credit Documents or the Loan Documents and Term Facility, or in each case the transactions contemplated hereunder, including, without limitation, (i) any action arising under the Bankruptcy Code, (ii) any so-called “lender liability” claims and causes of action, (iii) any action with respect to the validity and extent of the Obligations or Prepetition Obligations, or the validity, extent, perfection and priority of the Liens or Prepetition Liens, (iv) any action seeking to invalidate, set aside, avoid, reduce, set off, offset, recharacterize, subordinate (whether equitable, contractual, or otherwise), recoup against, disallow, impair, raise any defenses, cross-claims, or counterclaims, or raise any other challenges under the Bankruptcy Code or any other applicable domestic or foreign law or regulation against, or with respect to, the Liens or the Prepetition Liens, in whole or in part, or (v) appeal or otherwise challenge the Interim DIP Financing Order or the Final DIP Financing Order, provided that, within the Challenge Period (as defined in and as set forth in the Interim DIP Financing Order or the Final DIP Financing Order, as applicable), no more than $25,000 in the aggregate of proceeds of the Term Facility, the Collateral, the Cash Collateral (including any proceeds of the Term Facility, the Collateral or the Cash Collateral used to fund the Carve-Out) may be used by an official committee of unsecured creditors, if any, solely in connection with the investigation of (but not prosecute or Challenge, or commence, or initiate the prosecution of, any Challenge, including the preparation of any complaint or motion on account of, or objection to) the Stipulations (as defined in the DIP Financing Orders).

Nothing in this Section 8.10 shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including any application for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code or otherwise, by any party in interest (and each such order shall preserve the Administrative Agent’s and the Lenders’ right to review and object to any such requests, motions or applications.

8.11          Prepayment of Other Indebtedness.

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than (x) Indebtedness arising under the Loan Documents, (y) Prepetition Indebtedness, so long as such payments are made solely in kind, and (z) payments in respect of Indebtedness expressly contemplated under the Approved Budget (subject to Permitted Variances), in each case, to the extent permitted by the DIP Financing Orders, the First and Second Day Orders and adequate protection payments as set forth in the DIP Financing Order).

8.12          Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity; Certain Amendments.

(a)            Amend, modify or change its Organization Documents in a manner materially adverse to the Administrative Agent or any Lender except with the prior written consent of the Required Lenders or as required by the Bankruptcy Code or an Acceptable Plan.

(b)            Change its fiscal year.

(c)            Without providing ten (10) days prior written notice to the Administrative Agent, change its name, jurisdiction of organization or form of organization.

(d)            [Reserved].

(e)            Amend, change, supplement, waive or otherwise modify (or permit the amendment, change, supplement, waiver or modification of), or enter into any forbearance from exercising any rights with respect to, any Material Contract or any document or other agreement evidencing Indebtedness in excess of the Threshold Amount, in each case, without the prior written consent of the Required Lenders.

(f)             make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

8.13          Ownership of Subsidiaries, etc.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Loan Party or any Wholly Owned Subsidiary) to own any Equity Interests of any Subsidiary, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Foreign Subsidiaries, (b) permit any Loan Party or any Subsidiary to issue or have outstanding any shares of Disqualified Capital Stock or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary, except for Permitted Liens.

8.14          Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15          Sanctions; Anti-Corruption Laws.

(a)            Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, or otherwise) of Sanctions.

(b)            Directly or indirectly, use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

8.16          Minimum Liquidity.

The Borrower shall at all times maintain minimum Liquidity of no less than $2,500,000.

8.17          Compliance with the Approved Budget.

Except as approved in advance in writing by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), directly or indirectly:

(a)            use any cash or the proceeds of any Term Loans in a manner or for a purpose other than those consistent with this Agreement, the DIP Financing Orders and the Approved Budget (other than a Permitted Variance);

(b)            permit a disbursement causing any variance from the Approved Budget other than a Permitted Variance;

(c)            [reserved]; or

(d)            transfer cash or Cash Equivalents to a Subsidiary or Affiliate that is not a Loan Party other than payments set forth in and consistent with the Approved Budget (subject to any Permitted Variance).

It is understood and agreed, for the avoidance of doubt, that Permitted Variances under this Agreement shall be limited to variances in excess of aggregate disbursements of items contemplated by the Approved Budget and not for the purposes of additional categories of expenditures or disbursements not contemplated in the Approved Budget.

8.18          Chapter 11 Modifications.

Without the prior written consent of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders): (a) make or permit to be made any change, amendment or modification, to the DIP Financing Orders or (b) incur, create, assume or suffer to exist or permit any claim or Lien against any Loan Party ranking pari passu with or senior to the claims and Liens of the Administrative Agent and the other Secured Parties hereunder, except as expressly permitted under the Interim DIP Financing Order approved by the Bankruptcy Court (including the Carve Out) as of the Effective Date or under the Final DIP Financing Order, as applicable.

8.19          Additional Bankruptcy Matters.

Do any of the following other than as expressly permitted by the DIP Financing Orders:

(a)            enter into any agreement to return any of its inventory to any of its creditors for application against any Prepetition Indebtedness, prepetition trade payables or other prepetition claims under Section 546(c) of the Bankruptcy Code or agree that any creditor may take any set-off or recoupment against any of its Prepetition Indebtedness, prepetition trade payables or other prepetition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, set-off or recoupment, the aggregate amount applied to Prepetition Indebtedness, prepetition trade payables and other prepetition claims subject to all such agreements, set-offs and recoupments since the Petition Date would exceed $100,000;

(b)            seek, consent to, or permit to exist, without timely filing an objection, without the prior written consent of the Administrative Agent, at the direction of the Required Lenders, any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Financing Orders or the other Loan Documents or refrain from taking any action that is expressly required to be taken by the terms of this Agreement, the DIP Financing Orders or any of the other Loan Documents;

(c)            assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Secured Parties;

(d)            subject to the terms of the DIP Financing Orders and subject to Article IX, object to, contest, prevent or interfere with in any manner the exercise of rights and remedies by the Agents, the Lenders or other Secured Parties with respect to the Collateral following the occurrence of an Event of Default, including, without limitation, a motion or petition by any Secured Party to lift an applicable stay of proceedings to do the foregoing (provided that any Loan Party may contest or dispute whether an Event of Default has occurred in accordance with the terms of the DIP Financing Orders);

(e)            hold any proceeds of the Term Loans in any account other than a Controlled Account, pending withdrawal and application thereof in accordance with this Agreement;

(f)             without the consent of the Required Lenders, move to assume or reject any material lease, license, or other Material Contract of any Loan Party pursuant to Section 365 of the Bankruptcy Code;

(g)            except as expressly provided or permitted hereunder (including, without limitation, to the extent pursuant to any First and Second Day Orders) and as otherwise contemplated in the then Approved Budget (including Permitted Variances thereto), make any payment or distribution to any non-Subsidiary Affiliate or insider of any debtor outside of the ordinary course of business and consistent with past practices; or

(h)            assert any right of subrogation or contribution against any other Loan Party.

8.20          Budget Covenant.

(a)            Permit, as of any Variance Report Date (commencing with the report delivered on October 23, 2023 with regards to the period ending October 20, 2023) the Operating Disbursements of the Loan Parties for any Variance Testing Period in the aggregate on a cumulative basis for such Variance Testing Period to exceed 120% of the disbursements for such period set forth in the Approved Budget in the aggregate.

(b)            Permit, as of any Variance Report Date (commencing with the report delivered on October 23, 2023 with regards to the period ending October 20, 2023) the Operating Cash Receipts for any Variance Testing Period in the aggregate on a cumulative basis for such Variance Testing Period to be less than 80% of the receipts for such period set forth in the Approved Budget in the aggregate.

8.21          Holding Companies

Permit any Holding Company to engage in any business or activity other than (a) the ownership of, directly, all outstanding Equity Interests in (i) with respect to Super Holdings, Intermediate Holdings and RVL Finance Ltd., (ii) with respect to Intermediate Holdings, Hungarian Holdings and Valkyrie Holdings and (iii) with respect to Hungarian Holdings, the Borrower and Osmotica Argentina, S.A., (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, including the Loan Parties, (d) with respect to Super Holdings, the payment of Public Company Costs, (e) with respect to Hungarian Holdings, the ownership of interests in Intellectual Property with respect to Arbaclofen ER owned or otherwise held by Hungarian Holdings as of the Effective Date, and (f) activities incidental to the businesses or activities described in clauses (a) through (f) of this Section 8.21, to the extent any of the forgoing transactions is made with, or otherwise utilizes, any proceeds of any Term Loans, any Cash Collateral or any other asset or property of any Loan Party (including any cash), the same shall be permitted only in each case, in accordance with the DIP Budget (subject to Permitted Variances).

Article IX

EVENTS OF DEFAULT AND REMEDIES

9.01          Events of Default.

Any of the following shall constitute an Event of Default:

(a)            Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan, or any repayment premium or fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.10, 7.11, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20, 7.22, 7.23, 7.24, 7.25 or 7.26 or Article VIII or any provision of the DIP Financing Orders; or

(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for ten (10) days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)            [Reserved]; or

(f)             Involuntary Proceeding; Receivership. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or other relief in respect of any Holding Company, any Loan Party or any of their respective Subsidiaries or any debts of any of the forgoing, or of a substantial part of the assets of any of the forgoing, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator, or similar official for any Holding Company, any Loan Party or any of their respective Subsidiaries or for a substantial part of its or their assets, or an order or decree approving or ordering any of the foregoing shall be entered; provided, however, that, for the avoidance of doubt, neither (x) the filing of the Chapter 11 Cases by the Loan parties nor (y) solely to the extent consented to in writing by the Administrative Agent, any proceeding or other action described in this clause (f), shall constitute an Event of Default; or

(g)            Insolvency Proceedings. Any Holding Company, any Loan Party or any of their respective Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section 9.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator, or similar official for any Holding Company, any Loan Party or any of their respective Subsidiaries or for a substantial part of the assets of any of the forgoing, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, that neither (x) the filing of the Chapter 11 Cases by the Loan Parties nor (y) solely to the extent consented to in writing by the Administrative Agent, any proceeding or other action described in this clause (g) shall constitute an Event of Default; or

(h)            Judgments. There is entered against any Loan Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)            Material Adverse Effect. There occurs any circumstance or circumstances that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; or

(l)             Change of Control. There occurs any Change of Control; or

(m)            Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Loan Party of any such Indebtedness, shall cease to be in full force and effect, or any Person (including the holder of any such Indebtedness) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(n)            Injunction. Any court order enjoins, restrains, or prevents any Loan Party from conducting any material part of its business; or

(o)            Material Products. (i) The FDA shall revoke, withdraw, suspend, cancel, materially limit, terminate or materially adversely modify any approved Key Permit related to any Material Product; or (ii) any Governmental Authority (other than the FDA) shall revoke, withdraw, suspend, cancel, materially limit, terminate or materially modify any approved Key Permit related to any Material Product (in each case, a “Non-FDA Governmental Action”) and, in any such case, Consolidated Revenues shall decrease by greater than ten percent (10%), as assessed as at the end of each of the four Fiscal Quarters immediately following such Non-FDA Governmental Action by comparing Consolidated Revenues for the four Fiscal Quarter period most recently ended prior to such Non-FDA Governmental Action for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b) as against Consolidated Revenues for the four Fiscal Quarter period ending on the applicable date of assessment; or (iii) subject to Section 9.01(p), any Safety Notice is issued or initiated in connection with any Material Product after approval by the FDA or any other Governmental Authority and Consolidated Revenues shall decrease by greater than ten percent (10%), as assessed as at the end of each of the four Fiscal Quarters immediately following the issuance or initiation of such Safety Notice by comparing Consolidated Revenues for the four Fiscal Quarter period most recently ended prior to the issuance or initiation of such Safety Notice for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b) as against Consolidated Revenues for the four Fiscal Quarter period ending on the applicable date of assessment; or

(p)            Regulatory Matters. If any of the following occurs: (i) notwithstanding Section 9.01(o), the FDA or any other Governmental Authority issues a letter or other communication requiring any post-marketing study or clinical trial from any Loan Party or Subsidiary in order to maintain any Regulatory Authorization required to market Upneeq in the United States; (ii) any involuntary or voluntary recall of any Product or any part thereof which could reasonably be expected to result in losses and/or expenses in excess of $100,000; or (iii) any Loan Party or any Subsidiary enters into a settlement agreement with the FDA, CMS, EMA, DEA, or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of $100,000; or

(q)            Legal Existence. any Loan Party or any Subsidiary that is not a Loan Party fails to preserve, renew and keep in full force and effect its legal existence; or

(r)            Chapter 11 Filing Without Consent: any Loan Party shall file a motion in the Chapter 11 Cases without the prior express written consent of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), to obtain additional financing from a party other than the Lenders under Section 364(d) of the Bankruptcy Code or to use Cash Collateral of a Lender under Section 363(c) of the Bankruptcy Code; or

(s)            Bankruptcy Court Order: the Bankruptcy Court shall enter an order (i) approving payment of any prepetition claim other than (x) as provided for in the First and Second Day Orders, (y) as otherwise contemplated hereunder and by the Approved Budget (including Permitted Variances thereto) or (z) as otherwise consented to by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) in writing in their reasonable discretion, (ii) granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $100,000 in the aggregate, or (iii) except ,as expressly provided in the DIP Financing Orders, approving any settlement or other stipulation not approved by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) with any prepetition secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor; or

(t)             Bankruptcy Appointment or Conversion: an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court (i) appointing a trustee under Section 1104, (ii) appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code, or (iii) converting any Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code; or

(u)            Bankruptcy Dismissal: an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for termination of all Commitments, and indefeasible payment in full in cash of all Obligations upon entry thereof; or

(v)            Effect on DIP Financing Order: an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent, not to be unreasonably withheld, conditioned or delayed), (i) to revoke, reverse, stay, modify, supplement or amend the DIP Financing Orders (other than the modifications to the Interim DIP Financing Order by the Final DIP Financing Order) or (ii) to permit, unless otherwise contemplated by the DIP Financing Orders, any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the administrative priority of the Loan Parties’ claims in respect of the Obligations (other than the Carve Out); or

(w)            No Contestation; Surcharge: (i) an application for any of the orders described in clause (v) above shall be made by a Loan Party or any such application shall be made by a Person other than the Loan Parties and such application is not contested by the Loan Parties in good faith or the relief requested is not withdrawn, dismissed or denied within ten (10) days after the filing or (ii) any Loan Party shall file a motion seeking (or shall not object to any other Person seeking), or any other Person shall obtain an order authorizing, any of the Collateral or collateral securing the Prepetition Indebtedness to be surcharged pursuant to Section 506(c) of the Bankruptcy Code; or

(x)            Plan of Reorganization: the entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Loan Party to file a Plan of Reorganization pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(y)            Adverse Support: any Loan Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Loan Party) any other Person’s motion to, avoid or disallow in whole or in part the Lenders’ claims or Liens in respect of the Obligations or contest any provision of any Loan Document or any provision of any Loan Document shall cease to be effective (other than in accordance with its terms or as a result of the action or inaction of the Administrative Agent); or

(z)            Non-Compliance: any Loan Party shall fail to comply with the Interim DIP Financing Order or the Final DIP Financing Order; or

(aa)          Pari Passu Claims: any order by the Bankruptcy Court is entered granting any superpriority claim that is pari passu with or senior to those of the Secured Parties or any Lien that is senior to the Liens securing the Obligations, other than in accordance with the DIP Financing Orders; or

(bb)          Unauthorized Sale: without the Required Lenders’ consent, the filing by any Loan Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court seeking authority to consummate a sale of material assets or equity or all or substantially all of any Loan Party’s assets or equity, or the consummation of any such sale; or

(cc)          Participation as Adverse Parties: the Loan Parties or any of their Subsidiaries, or any person claiming by or through the Loan Parties or any of their Subsidiaries, obtain court authorization to commence, or commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against any of the Administrative Agent, the Collateral Agent or the Lenders in each case relating to this Agreement or Prepetition Indebtedness, in each case other than as permitted by the DIP Financing Orders; or

(dd)          Non-Acceptable Plan: the filing by any of the Loan Parties of a Plan of Reorganization other than an Acceptable Plan.

9.02          Remedies Upon Event of Default.

Notwithstanding anything in Section 362 of the Bankruptcy Code, but subject to the applicable DIP Financing Order, if any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)            declare the Commitment of each Lender to be terminated, whereupon such Commitments shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts (including any repayment premium) owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)            exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and all of its rights under any other applicable law or in equity;

9.03          Application of Funds.

Subject to the provisions of the DIP Financing Orders, after the exercise of remedies provided for in Section 9.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), or upon the consummation of the sale of all or substantially all of the Company’s assets or equity, any amounts received by any Lender or the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, repayment premium and exit fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Term Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower on accounts of its other obligations or as otherwise required by Law.

Article X

THE AGENTS

10.01        Appointment and Authority.

(a)            Each of the Lenders hereby irrevocably appoints Athyrium Opportunities IV Acquisition LP, a Delaware limited partnership, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            The Administrative Agent shall also act as the “collateral agent” (in such capacity, the “Collateral Agent”) under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02        Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03        Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04        Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Term Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05        Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the making of the loans provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06        Resignation of Administrative Agent.

The Administrative Agent may resign as Administrative Agent at any time by giving thirty (30) days advance notice thereof to the Lenders and the Borrower and, thereafter, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Event of Default has occurred and is continuing) by the Borrower or have accepted such appointment within thirty (30) days after the Administrative Agent’s giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower (so long as no Default or Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Required Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.07        Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08        Administrative Agent May File Proofs of Claim.

In case of the Chapter 11 Cases or the pendency of any other receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.09        Collateral and Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)            to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of all unused Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01; and

(b)            to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.09.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Article XI

MISCELLANEOUS

11.01        Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a)            no such amendment, waiver or consent shall:

(i)            extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.01 or 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in the Commitments of any Lender);

(ii)            postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, repayment premiums, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)            reduce the principal of, the rate of interest specified herein on any Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(iv)            change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)            except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vi)            release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.09 (in which case such release may be made by the Administrative Agent acting alone); or

(vii)            contractually subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document (other than pursuant to the terms of the DIP Financing Orders), without the prior written consent of each Lender.

(b)            unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(c)            unless also signed by Athyrium, no amendment, waiver or consent shall affect the rights of Athyrium under Section 2.9, Section 11.04(a), Section 11.06(b)(iv)(B) and Section 11.18;

provided, however, that, notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Term Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein.

11.02        Notices and Other Communications; Facsimile Copies.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number of its Lending Office (whether specified on Schedule 11.02 or separately specified to the Borrower and the Administrative Agent).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

(b)            Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)            Change of Address, Etc. Each of the Borrower, the Lenders and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)            Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03            No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Secured Parties; provided, however, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04            Expenses; Indemnity; and Damage Waiver.

(a)            Costs and Expenses. Subject to and in accordance with the terms of the DIP Financing Orders, the Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender and their respective Affiliates (including the fees, charges and disbursements of (x) counsel (including counsel in each material relevant local jurisdiction and counsel in each relevant specialty area to the extent deemed reasonably necessary by the Administrative Agent or the Lenders) and (y) any advisors), in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, (B) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Loan Documents and (C) otherwise in connection with the Chapter 11 Cases, the monitoring and administration thereof, the negotiation and implementation of an Acceptable Plan and any other matter, motion or order bearing on the validity, priority and/or repayment of the Obligations in accordance with the terms hereof and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender and their respective Affiliates (including the fees, charges and disbursements of (x) counsel (including counsel in each material relevant local jurisdiction and counsel in each relevant specialty area to the extent deemed reasonably necessary by the Administrative Agent or the Lenders) and (y) any advisors), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in each case, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b)            Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party or any of their respective Affiliates) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, (iv) the enforcement or protection of an Indemnitee’s rights in connection with this Agreement and the other Loan Documents; or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)            Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the of the sum of the (x) total outstanding Loans at such time and (y) aggregate unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.10(b).

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)            Survival. The agreements in this Section and the indemnity provisions of Section 11.02(d) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05        Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06        Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, or (ii) by way of pledge or assignment of a security interest subject to the restrictions of clause (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. provided however, Athyrium has relied upon the terms of, and is an intended third party beneficiary of, Section 2.07, Section 11.04(a), Section 11.06(b)(iv)(B) and Section 11.18 and is thus entitled to the benefits of the provisions thereof and may enforce the same, as if it were a party to this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Term Loans at the time owing to it; provided, that, any such assignment shall be subject to the following conditions:

(i)            [Reserved].

(ii)            Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(ii)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in clause (b)(ii)(A) of this Section, the aggregate amount of the applicable Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii)          Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned;

(iv)          Required Consents. No consent shall be required for any assignment except to the extent required by clauses (b)(i) or (b)(ii)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)            the consent of Athyrium (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(v)           Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information, including notice information, as the Administrative Agent shall reasonably require.

(vi)          No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of its respective Affiliates (including any Parent) or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested to be purchased but not purchased by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.

(c)            Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans held by, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder, including without limitation under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5.

(d)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s)) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07        Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, or any prospective assignee of o, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or (ii) [reserved], (h) with the consent of the Borrower, (i) to the members of its investment committee (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses and information relating to the Chapter 11 Cases, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary; provided, that, in the case of information received from a Loan Party or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08        Set-off.

Notwithstanding anything to the contrary in Section 362 of the Bankruptcy Code, but subject to the DIP Financing Orders (including the Carve Out), if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

11.09        Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10        Counterparts; Integration; Effectiveness; Electronic Signatures.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties and their Affiliates may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, has agreed to accept such Electronic Signature, the Administrative Agent and each Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or the Administrative

Agent and any Lender without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Lender, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties, the Administrative Agent and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and (ii) any claim against the Administrative Agent and each Lender for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.11        Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any incurrence of Term Loans by the Borrower, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12        Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13        Replacement of Lenders.

If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.03 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.02) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(a)            such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Term Loans, accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts) from the Borrower, as if such assignment was a prepayment of one hundred percent (100%) of the outstanding principal amount of such assignor’s Term Loans on the effective date of such assignment;

(b)            such assignment does not conflict with applicable Laws;

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)            in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination; provided, that, the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s outstanding Term Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.14        Governing Law; Jurisdiction; Etc.

(a)            GOVERNING LAW. This Agreement and the other Loan Documents (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of NEW YORK (EXCEPT TO THE EXTENT GOVERNED OR SUPERSEDED BY THE BANKRUPTCY CODE).

(b)            SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY PURCHASER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT OR, AS APPLICABLE, SUCH NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)            SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15        Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND

THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16        Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17        USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower and the Loan Parties agree to, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18        No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, Athyrium, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, Athyrium and the Lender on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, Athyrium and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, Athyrium and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, Athyrium nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, Athyrium or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.20        Conflicts.

In the event of a conflict between, or inconsistency among, the Interim DIP Financing Order and the Final DIP Financing Order, on the one hand, and any Loan Document, on the other hand, the Interim DIP Financing Order or the Final DIP Financing Order, as the case may be, shall govern and control. In the event of a conflict or inconsistency among this Agreement on the one hand and any other Loan Document (other than any of the DIP Financing Orders) on the other hand, this Agreement shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REVITALID PHARMACEUTICAL CORP., as the Borrower

By	/s/ Brian Markison
Name: Brian Markison
Title: Chief Executive Officer

RVL PHARMACEUTICALS, INC., as a Guarantor

By	/s/ Brian Markison
Name: Brian Markison
Title: Chief Executive Officer

RVL PHARMACY, LLC, as a Guarantor

By	/s/ Brian Markison
Name: Brian Markison
Title: Chief Executive Officer

[Signature Page to Term Loan Credit Agreement]

ATHYRIUM OPPORTUNITIES IV ACQUISITION LP, as Administrative Agent and Collateral Agent

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV GP LLC, the General Partner of Athyrium Opportunities Associates IV LP

By	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]

ATHYRIUM OPPORTUNITIES IV CO-INVEST 1 LP, as a Lender

By: ATHYRIUM OPPORTUNITIES ASSOCIATES IV CO-INVEST LLC, its General Partner

By	/s/ Rashida Adams
Name: Rashida Adams
Title: Authorized Signatory

[Signature Page to Term Loan Credit Agreement]